Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT (this “Amendment”), dated as of November 23, 2021, is by and among GRAHAM HOLDINGS COMPANY, a Delaware corporation (the “Borrower”), the Foreign Borrowers party hereto, the Guarantors party hereto, the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (in such capacity, “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H

WHEREAS, the Borrower, certain banks and financial institutions from time to time party thereto (the “Lenders”) and Administrative Agent are parties to that certain Credit Agreement, dated as of May 30, 2018 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions to effectiveness set forth in Article II hereof, the parties hereto agree that, effective as of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Credit Agreement attached hereto as Exhibit A.

1.2    Exhibits. Exhibits B-1, B-2 and F to the Credit Agreement are hereby amended and restated in their entirety in the forms set out on Exhibit B hereto.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “First Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions:

(a)    Executed Amendment. Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Lenders and Administrative Agent.

(b)    [Reserved].

(c)    No Default. No Default or Event of Default exists as of the First Amendment Effective Date and after giving effect to the transactions contemplated hereby.

(d)    Representations and Warranties. The representations and warranties contained in Section 4.01 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on the First Amendment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

(e)    Fees and Expenses. Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with this Amendment and King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)    It has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    [Reserved].

(d)    The representations and warranties set forth in Section 4.01 of the Credit Agreement are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

3.3    Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement as amended by this Amendment and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement as so amended applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Credit Agreement and the other Loan Documents. Each Credit Party further ratifies and confirms the terms of the Guaranty of such Credit Party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby. Each Credit Party acknowledges that, notwithstanding anything to the contrary contained herein or in any other Loan Document, or any actions now or hereafter taken by the Lenders with respect to any obligation of Borrowers, the Guaranty of such Credit Party (i) is and shall continue to be a primary obligation of such Credit Party, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Credit Party under the Guaranty of such Credit Party.

3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5    Further Assurances. The Credit Parties agree to promptly take such action, upon the reasonable request of Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.6    Entirety. This Amendment reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

3.7    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

3.8    [Reserved].

3.9    GOVERNING LAW. THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT OF THIS AMENDMENT, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.10    Successors and Assigns. This Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, that no Borrower may assign this Amendment or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.

3.11    Additional Consents. The jurisdiction, jury trial waiver, venue, indemnification and judicial reference provisions set forth in Article IX of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:                    GRAHAM HOLDINGS COMPANY

By    /s/ Wallace R. Rooney
Name:    Wallace R. Cooney
Title:    Chief Financial Officer

ADDITIONAL FOREIGN BORROWER:    KAPLAN U.K. LIMITED

    By /s/ P.M. Houillon
    Name: P.M Houillon
    Title: CFO Kaplan International

GUARANTORS:    GRAHAM MEDIA GROUP, INC.

By:    /s/ Heidi Schmid Whiting
Name: Heidi Schmid Whiting
Title: VP/General Cousel

GRAHAM MEDIA GROUP, FLORIDA, INC.

By:    /s/ Heidi Schmid Whiting
Name: Heidi Schmid Whiting
Title: VP/General Cousel

GRAHAM MEDIA GROUP, HOUSTON, INC.

By:    /s/ Heidi Schmid Whiting
Name: Heidi Schmid Whiting
Title: VP/General Cousel

GRAHAM MEDIA GROUP, MICHIGAN, INC.

By:    /s/ Heidi Schmid Whiting
Name: Heidi Schmid Whiting
Title: VP/General Cousel:

GRAHAM MEDIA GROUP, ORLANDO, INC.

By:    /s/ Heidi Schmid Whiting
Name: Heidi Schmid Whiting
Title: VP/General Cousel

GRAHAM MEDIA GROUP, SAN ANTONIO, INC.

By:    /s/ Heidi Schmid Whiting
Name: Heidi Schmid Whiting
Title: VP/General Cousel

GROUP DEKKO INC.

By:    /s/ David Burnworth
Name: David Burnworth
Title: President and CEO

GROUP DEKKO HOLDINGS INC..

By:    /s/ David Burnworth
Name: Daivd Burnworth
Title: President and CEO

FRTW HOLDINGS LLC

By:    /s/ William Herbert
Name: William Herbert
Title: CFO

KAPLAN, INC.

By:    /s/ Mathew C. Seelye
Name: Mathew C. Seelye
Title: Chief Financial Officer

IOWA COLLEGE ACQUISITION, LLC

By:    /s/ David Adams
Name: David Adams
Title: General Counsel, Officer

DF INSTITUTE, LLC

By:    /s/ David Adams
Name: David Adams
Title: General Counsel, Officer

KAPLAN INTERNATIONAL NORTH AMERICA, LLC

By:    /s/ Ashley Pomonis
Name: Ashley Pomonis
Title: Secretary

GRAHAM HEALTHCARE GROUP, INC.

By:    /s/ Jason T. Pierce
Name: Jason T. Pierce
Title: CFO

ADMINISTRATIVE AGENT:    WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and as a Lender

By: /s/ Katherine A. Marcotte
Name: Katherine A. Marcotte
Title: Senior Vice President

LENDERS:

JPMORGAN CHASE BANK, N.A.

By    /s/ Alicia Schreibstein
Name:     Alicia Schreibstein
Title:     Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By    /s/ Katherine A. Marcotte
Name:      Katherine A. Marcotte
Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By    /s/ Alyssa Champion
Name:      Alyssa Champion
Title: Senior Vice President

BANK OF AMERICA, N.A.

By    /s/ Mark A. Zirkle
Name:      Mark A. Zirkle
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By    /s/ Eric H. Williams
Name:      Eric H. Williams
Title: Senior Vice President

THE BANK OF NEW YORK MELLON

By    /s/ William M. Feathers
Name:      William M. Feathers
Title: Director

Conformed through the First Amendment dated as of November 23, 2021

U.S. $300,000,000
AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT
Dated as of May 30, 2018
Among
GRAHAM HOLDINGS COMPANY
as Company
and
THE FOREIGN BORROWERS FROM TIME TO TIME PARTY HERETO
as Foreign Borrowers
and
THE GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF
as Guarantors
and
THE INITIAL LENDERS NAMED HEREIN
as Initial Lenders
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent
and
JPMORGAN CHASE BANK, N.A.
as Syndication Agent
HSBC BANK USA, NATIONAL ASSOCIATION
BANK OF AMERICA, N.A.
as Documentation Agents

WELLS FARGO SECURITIES, LLC
JPMORGAN CHASE BANK, N.A.
as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

Schedules

Schedule I – Multicurrency Tranche Commitments
Schedule II – US Tranche Commitments
Schedule III – Effective Date Guarantors
Schedule 5.02(a) – Existing Liens
Schedule 5.02(d) – Existing Debt and Investments

Exhibits
Exhibit A    -    Form of Note
Exhibit B-1    -    Form of Notice of Borrowing
Exhibit B-2    -     Form of Notice of Continuation/Conversion
Exhibit C     -     Form of Assignment and Assumption
Exhibit D    -     Form of Assumption Agreement
Exhibit E    -     Notice of Account Designation
Exhibit F    -    Notice of Prepayments
Exhibit G    -    Form of Solvency Certificate

AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT
Dated as of May 30, 2018
Graham Holdings Company, a Delaware corporation (the “Company”), the Foreign Borrowers from time to time party hereto, the Guarantors listed on the signature pages hereof, the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof, and Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent (the “Administrative Agent”) for the Lenders (as hereinafter defined), agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.Certain Defined Terms. As used in this agreement (this “Agreement”), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Advance” means a Multicurrency Tranche Advance or a US Tranche Advance.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Adjusted Daily Simple RFR” means, for any RFR Rate Day, a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:
(a)US Dollars, on and after the USD LIBOR Transition Date, the greater of (i) the sum of (A) SOFR for the day (such day, a “Dollar RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York time) on the second RFR Business Day immediately following any Dollar RFR Determination Day, SOFR in respect of such Dollar RFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to SOFR has not occurred, then SOFR for such Dollar RFR Determination Day will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the SOFR Adjustment and (ii) the Floor; and
(b)[Reserved].
Any change in Adjusted Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.
“Adjusted Eurocurrency Rate” means, as to any Advance denominated in any applicable Currency not bearing interest based on an RFR (which, as of the First Amendment Effective Date, is US Dollars and each Foreign Currency, other than Sterling and Singapore Dollars) for any Interest Period, a rate per annum (rounded upwards, if necessary, to the next 1/10,000 of 1%) determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurocurrency Rate =	Eurocurrency Rate for such Currency for such Interest Period
1.00-Eurocurrency Reserve Percentage
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or executive officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.
“Agent Parties” has the meaning specified in Section 9.02(d)(ii).
“Announcements” has the meaning specified in Section 1.06.
“Anti-Corruption Laws” means any law, rule or regulation of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Lending Office” means, with respect to any Lender, the office(s) of such Lender maintaining such Lender’s Advances, which office(s) may include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.
“Applicable Margin” means as of any date, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:

Performance Level	Applicable Margin for Eurocurrency Rate Advances and RFR Advances	Applicable Margin for Base Rate Advances
I	1.250%	0.250%
II	1.500%	0.500%
III	1.750%	0.750%

The Applicable Margin shall be determined and adjusted quarterly on the date that is five Business Days after the day on which the Company provides a compliance certificate pursuant to Section 5.01(i) for the most recently ended fiscal quarter of the Company (each such date, a “Calculation Date”); provided that (a) the Applicable Margin shall be based on Performance Level II until the first Calculation Date occurring after the Effective Date and, thereafter the Performance Level shall be determined by reference to the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Company preceding the applicable Calculation Date, and (b) if the Company fails to provide a compliance certificate when due as required by Section 5.01(i) for the most recently ended fiscal quarter of the Company preceding the applicable Calculation Date, the Applicable Margin from the date on which such compliance certificate was required to have been delivered shall be based on Performance Level III until such time as such compliance certificate is delivered, at which time the Performance Level shall be determined by reference to the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Company preceding such Calculation Date. The applicable Performance Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Performance Level shall be applicable to all Advances then existing or subsequently made or issued.
Notwithstanding the foregoing, in the event that any financial statement or compliance certificate delivered pursuant to Section 5.01(i) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Advance is outstanding when such inaccuracy is discovered or such financial statement or compliance certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Company shall promptly deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Total Leverage Ratio in the corrected compliance certificate were applicable for such Applicable Period, and (C) the applicable Borrower shall promptly and retroactively be obligated to pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with 2.13. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 2.07 and 6.01 nor any of their other rights under this Agreement or any other Loan Document. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Borrower Obligations for one year after the date of such termination and repayment.
“Applicable Percentage” means, as of any date, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:

Performance Level	Applicable Percentage
I	0.150%
II	0.200%
III	0.250%

“Applicable Time” means, with respect to any Advance and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.07 (b)(iii)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
“Assuming Lender” means an Eligible Assignee not previously a Lender that becomes a Lender hereunder pursuant to either Section 2.05(b) or Section 2.17.
“Assumption Agreement” means an agreement in substantially the form of Exhibit D hereto by which an Eligible Assignee agrees to become a Lender hereunder pursuant to either Section 2.05(b) or Section 2.17, in each case agreeing to be bound by all obligations of a Lender hereunder.
“Australian Dollar” means Australian dollar, the lawful currency of Australia.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(c)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c)(i) prior to the USD LIBOR Transition Date, the Adjusted Eurocurrency Rate for US Dollars for a one-month tenor in effect on such day plus 1.00% and (ii) on and after the USD LIBOR Transition Date, the sum of (A) either (1) Adjusted Term SOFR (if a Benchmark Replacement is determined in accordance with clause (b)(1) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date) for a one-month tenor in effect on such day or (2) Adjusted Daily Simple RFR for US Dollars (if a Benchmark Replacement is determined in accordance with clause (b)(2) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date) in effect on such day plus (B) 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate, the Adjusted Eurocurrency Rate for US Dollars, Adjusted Term SOFR or Adjusted Daily Simple RFR for US Dollars, as the case may be (provided that clause (c) shall not be applicable during any period in which the Adjusted Eurocurrency Rate, Adjusted Term SOFR or Adjusted Daily Simple RFR, as applicable, is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 0%.
“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i). All Base Rate Advances shall be denominated in US Dollars.
“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“BBSY” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“BBSY Rate” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“Benchmark” means, initially, with respect to any (a) Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, US Dollars, USD LIBOR; provided that if (i) the USD LIBOR Transition Date has occurred or (ii) a Benchmark Transition Event, a Term RFR Transition Event or an Other Benchmark Rate Election, as applicable, has occurred with respect to the then-current Benchmark for US Dollars, then “Benchmark” means, with respect to such Borrower Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(c)(i), (b) Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Daily Simple RFR applicable for such Currency; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Borrower Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(c)(i), (c) Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Singapore Dollars, the Daily Simple RFR applicable for such Currency; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Borrower Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(c)(i) and (d) Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, Australian Dollars, Canadian Dollars or any other Foreign Currency (other than Sterling and Singapore Dollars), EURIBOR, BBSY, CDOR or the Adjusted Eurocurrency Rate applicable for such Currency, respectively; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR, BBSY, CDOR or such other Adjusted Eurocurrency Rate or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Borrower Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(c)(i).
“Benchmark Replacement” means,

(a) with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; or
(b) with respect to the USD LIBOR Transition Date, for any Available Tenor of the Adjusted Eurocurrency Rate for US Dollars, the first alternative set forth in the order below that can be determined by the Administrative Agent for the USD LIBOR Transition Date:
(1)    Adjusted Term SOFR;
(2)    Adjusted Daily Simple RFR for US Dollars; or
(3)    the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the Adjusted Eurocurrency Rate for US Dollars giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the Adjusted Eurocurrency Rate for US Dollars for syndicated credit facilities denominated in US Dollars at such time and (B) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; or
(c) with respect to any Term RFR Transition Event for any Currency, the Term RFR for such Currency; or
(d) with respect to any Other Benchmark Rate Election, the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the Adjusted Eurocurrency Rate for US Dollars giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for US Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents;
provided further that, in the case of clause (b)(1), if the Administrative Agent decides that Adjusted Term SOFR is not administratively feasible for the Administrative Agent, then Adjusted Term SOFR will be deemed unable to be determined for purposes of this definition.
“Benchmark Replacement Adjustment” means, for purposes of:
(a)clauses (a) and (b)(3) of the definition of “Benchmark Replacement”, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency; and
(b)clause (d) of the definition of “Benchmark Replacement”, with respect to any replacement of the Adjusted Eurocurrency Rate for US Dollars with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted Eurocurrency Rate for US Dollars with the applicable Unadjusted Benchmark Replacement for US Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;
(c)    in the case of a Term RFR Transition Event for such Currency, the Term RFR Transition Date applicable thereto; or
(d)    in the case of an Other Benchmark Rate Election, the sixth Business Day after the date notice of such Other Benchmark Rate Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Other Benchmark Rate Election is provided to the Lenders, written notice of objection to such Other Benchmark Rate Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (A) if the Reference Time for the applicable Benchmark refers to a specific time of day and the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark for any Currency, (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) or (b) in the case of an Other Benchmark Rate Election, the applicable Benchmark Replacement Date.
“Benchmark Unavailability Period” means, with respect to (a) the Adjusted Eurocurrency Rate for US Dollars, the period (if any) (i) beginning at the time that the USD LIBOR Transition Date has occurred pursuant to clause (a) of that definition if, at such time, no Benchmark Replacement has replaced the Adjusted Eurocurrency Rate for US Dollars for all purposes hereunder and under any Loan Document in accordance with Section 2.20(c)(i) and (ii) ending at the time that a Benchmark Replacement has replaced the Adjusted Eurocurrency Rate for US Dollars for all purposes hereunder and under any Loan Document in accordance with Section 2.20(c)(i) and (b) any then-current Benchmark for any Currency other than the Adjusted Eurocurrency Rate for US Dollars, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section

2.20(c)(i) and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20(c)(i).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 9.20(b).
“Borrower Obligations” and “Obligations” means the obligations of each Borrower hereunder and under the other Loan Documents.
“Borrowers” means, collectively, the Foreign Borrowers and the Company.
“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.
“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City, and if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in New York City and the London interbank market; provided that (a) with respect to any Advance denominated in a Foreign Currency, the term “Business Day” shall also exclude (i) any day that is not a TARGET Day and (ii) any day on which banks (A) are not open for dealings in deposits denominated in such Foreign Currency in the London interbank market and (B) are not open for foreign exchange business in the principal financial center of the country of such Foreign Currency and (b) with respect to any Advance to a Foreign Borrower, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the jurisdiction of organization of such Foreign Borrower.
“Canadian Dollars” means Canadian Dollars, the lawful currency of Canada.
“CDOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“CDOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“CFC” means a Person that is a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code, but only if a “United States person” (within the meaning of Section 7701(a)(3) of the Internal Revenue Code) that is a Credit Party or an Affiliate of a Credit Party is, with respect to such Person, a “United States shareholder” (within the meaning of Section 951(b) of the Internal Revenue Code) as described in Section 951(a)(1) of the Internal Revenue Code.

“CFC Holdco” means any Subsidiary all or substantially all of the assets of which consist of the Equity Interest or indebtedness of one or more CFCs (either directly or indirectly through other such Subsidiaries).
“Commitment” means a Multicurrency Tranche Commitment or a US Tranche Commitment.
“Commitment Date” has the meaning specified in Section 2.05(b)(i).
“Commitment Fee” has the meaning specified in Section 2.04(a).
“Commitment Increase” has the meaning specified in Section 2.05(b)(i).
“Communications” has the meaning specified in Section 9.02(d)(ii).
“Confidential Information” means information that is furnished by or on behalf of the Company to the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Company that is not, to the best of the Administrative Agent’s or such Lender’s knowledge, acting in violation of a confidentiality agreement with or for the benefit of the Company.
“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “Eurocurrency Banking Day”, the definition of “RFR Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.20 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consenting Lender” has the meaning specified in Section 2.17(b).
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.
“Consolidated Assets” means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries at such date, as determined in accordance with GAAP on a Consolidated basis.
“Consolidated Debt” means, as of any date of determination, the aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of such date, in the amount that would be required to be reflected on a balance sheet prepared as of such date on a Consolidated basis in accordance with GAAP. Notwithstanding anything to the contrary herein, Consolidated Debt will exclude any Debt (“Refinanced Debt”) outstanding on any determination date which is to be refinanced pursuant to a refinancing permitted under this Agreement with the proceeds (the “Refinancing Proceeds”) of previously incurred refinancing Debt that is included in Consolidated Debt on such date (and such Refinancing Proceeds shall not be included as unrestricted cash for purposes of this Agreement); provided that a notice of redemption of, or an offer to purchase, such Refinanced Debt has been given or made (and, in the case of an offer to purchase, not withdrawn) on or prior to such date.
“Consolidated EBITDA” means, as of any date of determination, calculated on a Pro Forma Basis for the most recent four consecutive fiscal quarter period ending on or prior to such date, without duplication, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income for such period: (i) Consolidated Interest Expense of the Company and its Subsidiaries for such period, (ii) consolidated tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense of the Company and its Subsidiaries for such period, (iv) any extraordinary losses or charges of the Company and its Subsidiaries for such period, (v) non-cash charges of the Company and its Subsidiaries for such period (excluding pension plan credits and any pension charges), (vi) non-recurring losses, expenses or charges of the Company and its Subsidiaries for such period, (vii) losses attributable to the early extinguishment of Debt of the Company and its Subsidiaries for such period, (viii) any unrealized losses of the Company and its Subsidiaries for such period attributable to the application of “mark to market” accounting in respect of marketable equity securities and hedging agreements, (ix) losses of the Company and its Subsidiaries from the sale or exchange of assets and (x) the cumulative effect for such period of a change in accounting principles, minus (c) the sum of the following to the extent included in calculating Consolidated Net Income for such period: (i) non-cash charges of the Company and its Subsidiaries for such period previously added back in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period, (ii) any extraordinary gains of the Company and its Subsidiaries for such period, (iii) any non-recurring gains of the Company and its Subsidiaries for such period (including, without limitation, (A) gains from the sale or exchange of assets, (B) gains from early extinguishment of Debt of the Company and its Subsidiaries and (C) income received from joint venture investments to the extent not received in cash of the Company and its Subsidiaries for such period, but excluding pension plan credits and any pension charges), (iv) interest income of the Company and its Subsidiaries for such period, (v) any unrealized gains of the Company and its Subsidiaries for such period attributable to the application of “mark to market” accounting in respect of marketable equity securities and hedging agreements and (vi) the cumulative effect for such period of a change in accounting principles.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, for the Company and its Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated EBITDA for the most recent four consecutive fiscal quarter period ending on or prior to such date, to (b) Consolidated Interest Expense for the most recent four consecutive fiscal quarter period ending on or prior to such date.
“Consolidated Interest Expense” means, as of any date of determination, for the Company and its Subsidiaries on a Consolidated basis and for the most recent four consecutive fiscal quarter period ending on or prior to such date, all interest expense (excluding amortization of debt discount and premium and financing fees and expenses, but including the interest component under capital leases and synthetic leases).
“Consolidated Net Income” means, as of any date of determination for the most recent four consecutive fiscal quarter period ending on or prior to such date, the net income of the Company and its Subsidiaries on a Consolidated basis for such period, all as determined in accordance with GAAP.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09.
“Covered Entity” has the meaning specified in Section 9.20(b).

“Covered Party” has the meaning specified in Section 9.20(b).

“Credit Parties” means, collectively, the Borrowers and the Guarantors.
“Currencies” means US Dollars and each Foreign Currency, and “Currency” means any of such Currencies.
“Daily Simple RFR” means, for any RFR Rate Day, a rate per annum equal to, for any Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to
(a) Singapore Dollars, the greater of (i) SORA for the day (such day, a “Singapore Dollar RFR Determination Day”) that is five RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SORA is published by the SORA Administrator on the SORA Administrator’s Website; provided that if by 5:00 p.m. (Singapore time) on the second RFR Business Day immediately following any Singapore Dollar RFR Determination Day, SORA in respect of such Singapore Dollar RFR Determination Day has not been published on the SORA Administrator’s Website and a Benchmark Replacement Date with respect to SORA has not occurred, then SORA for such Singapore Dollar RFR Determination Day will be SORA as published in respect of the first preceding RFR Business Day for which such SORA was published on the SORA Administrator’s Website; provided further that SORA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three consecutive RFR Rate Days and (ii) the Floor.
(c)Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to SONIA has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor.
Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple RFR Advance” means an Advance that bears interest at a rate based on Daily Simple RFR or Adjusted Daily Simple RFR other than pursuant to clause (c) of the definition of “Base Rate”.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 120 days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e)subject to Section 1.03, all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all Debt of others referred to in clauses (a) through (f) above or clause (h) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (h) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.
“Debtor Relief Laws” means the Bankruptcy Code, and all other laws relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, administration, deed of company arrangement, scheme of arrangement or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent demonstrable error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Company and each Lender.
“Default Interest” has the meaning specified in Section 2.07(b).
“Default Right” has the meaning specified in Section 9.20(b).

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in US Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount thereof in US Dollars as reasonably determined by the Administrative Agent at such time on the basis of the Spot Rate (as determined in respect of the most recent Revaluation Date) for the purchase of US Dollars with such Foreign Currency.
“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state thereof or under the laws of the District of Columbia.
“Downgrade” means, with respect to any Lender, the lowest rating that has been most recently announced for any class of non-credit enhanced long-term senior unsecured debt issued by such Lender is lower than BBB- by S&P or Baa3 by Moody’s.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” means the occurrence of: (a) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding US Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Administrative Agent and the Company to trigger a fallback from the Adjusted Eurocurrency Rate for US Dollars and the provision by the Administrative Agent of written notice of such election to the Lenders.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“Effective Date” has the meaning specified in Section 3.01.
“Eligible Assignee” means (a) a Lender and any Affiliate of a Lender organized in the United States; (b) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (d) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000 so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (d); (e) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; and (f) any other Person approved by the Administrative Agent and the Company, on behalf of the Borrowers, such approval not to be unreasonably withheld or delayed; provided, however, that no Borrower nor an Affiliate of any Borrower nor any natural person shall qualify as an Eligible Assignee.
“EMU” means the economic and monetary union as contemplated in the Treaty on European Union (Official Journal C 191, July 29, 1992).
“EMU Legislation” means legislative measures of the European Council (including, without limitation, European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.
“Engagement Letter” means that certain Engagement Letter, dated as of May 7, 2018, by and among the Company, on behalf of the Borrowers, Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A..
“Environmental Action” means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Law” means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment or decree relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any and all warrants, rights or options entitling the holder thereof to purchase any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of any Borrower’s controlled group, or under common control with any Borrower, within the meaning of Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Sections 302 and 303 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414(b), (c), (m) and (o) of the Internal Revenue Code.
“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.
“Erroneous Payment” has the meaning assigned to such term in Section 7.11(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 7.11(d).
“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 7.11(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 7.11(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Euro” means the single currency of Participating Member States of the European Union.
“Euro Unit” means the currency unit of the Euro.
“Eurocurrency Banking Day” means (i) for Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, US Dollars, a London Banking Day, (ii) for Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day; (iii) for Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto and (iv) for Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Australian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Melbourne; provided, that for purposes of notice requirements in Sections 2.02, 2.06, 2.09, and 2.10, in each case, such day is also a Business Day.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurocurrency Rate” means,
(a)    for any Eurocurrency Rate Advance for any Interest Period:
(i)    denominated in US Dollars, the greater of (A) the rate of interest per annum equal to the London interbank offered rate for deposits in US Dollars (“USD LIBOR”) as administered by the IBA, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period (in each case, the “USD LIBOR Rate”), at approximately 11:00 a.m. (London time) on the applicable Rate Determination Date; and (B) the Floor;
(ii)    denominated in Euros, the greater of (A) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period (in each case, the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (B) the Floor;
(iii)    denominated in Canadian Dollars, the greater of (A) the rate per annum equal to the rate determined by the Administrative Agent on the basis of the rate applicable to Canadian Dollar bankers’ acceptances (“CDOR”) as administered by Refinitiv Benchmarks Services (UK) Limited, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period (in each case, the “CDOR Rate”), at approximately 10:00 a.m. (Toronto time) on the applicable Rate Determination Date and (B) the Floor;
(iv)    denominated in Australian Dollars, the greater of (A) the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”) as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time), for a period comparable to the applicable Interest Period (in each case, the “BBSY Rate”), at approximately 10:30 a.m. (Melbourne time) on the applicable Rate Determination Date and (B) the Floor; and

(v)     denominated in any other Currency (other than a Currency referenced in clauses (i) through (iv) above, Sterling or Singapore Dollars) approved by all Lenders, the applicable floating interest rate quotation as published by Reuters (or other commercially available source providing such interest rate quotations as designated by the Administrative Agent from time to time) at a quotation time and date specified in writing and approved by all Lenders, for deposits in the relevant currency with a term equivalent to such Interest Period, or the rate otherwise designated with respect to such Currency at the time such currency is approved by the Administrative Agent and the Lenders.
(b)for any rate calculation with respect to a Base Rate Loan on any date, the rate of interest per annum equal to USD LIBOR as administered by the IBA, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to one month, at approximately 11:00 a.m. (London time) two (2) Eurocurrency Banking Days prior to the date of such calculation.
“Eurocurrency Rate Advance” means any Advance bearing interest at a rate based on the Adjusted Eurocurrency Rate other than pursuant to clause (c) of the definition of “Base Rate”.
“Eurocurrency Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the FRB for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of Eurocurrency Liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Advances. The Adjusted Eurocurrency Rate for each outstanding Advance shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Events of Default” has the meaning specified in Section 6.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States Federal withholding Taxes and, with respect to any applicable Foreign Borrower, withholding Taxes of the United Kingdom, Canada, Australia, Singapore or any other foreign jurisdiction under the laws of which such Foreign Borrower is organized, imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Company under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Advance or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(e), (d) if any Lender is found as the result of a determination (as defined in Section 1313(a) of the Internal Revenue Code) to be a conduit entity participating in a conduit financing arrangement as defined in Treasury Regulations promulgated under Section 7701(l) of the Internal Revenue Code, the excess of the United States Taxes imposed with respect to such Lender over the amount of United States Taxes that would have been imposed with respect to such Lender if such determination had not been made with respect to such Lender and (e) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means this Agreement as in effect immediately prior to the Effective Date.
“Extension Date” has the meaning specified in Section 2.17(b).
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (including any amended or successor provisions thereto to the extent substantially comparable thereto), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code (or any amended or successor provisions as described above), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“FCA” means the Financial Conduct Authority, the regulatory supervisor of “IBA”.
“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., as of the date of this Agreement (including any amended or successor provisions thereto to the extent substantially comparable thereto) and any current or future regulations or official interpretations thereof.
“Federal Funds Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it with the consent of the Company, on behalf of the Borrowers.
“First Amendment Effective Date” shall mean November 23, 2021.
“Floor” means a rate of interest equal to 0%.
“Foreign Borrower Obligations” means the obligations of each Foreign Borrower hereunder and under the other Loan Documents.

“Foreign Borrowers” means any Subsidiary of the Company organized under the laws of England, Wales, Scotland, Northern Ireland, Canada, Australia, Singapore or any other foreign jurisdiction as approved by each of the Lenders that is joined as a Foreign Borrower pursuant to Section 5.01(j) of this Agreement; provided that, at the election of the Company, any Foreign Borrower may be removed as a Foreign Borrower so long as on the date of such removal, such Foreign Borrower has no outstanding Advances.

“Foreign Currency” means (a) Euros, (b) Sterling, (c) Canadian Dollars, (d) Australian Dollars, (e) Singapore Dollars and (f) such other currencies approved by each of the Lenders.
“Foreign Currency Equivalent” means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in a Foreign Currency as reasonably determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with US Dollars.
“Foreign Lender” has the meaning specified in Section 2.14(e)(i).

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Company that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“GAAP” has the meaning specified in Section 1.03.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Graham Interests” means Donald E. Graham and his siblings, their descendants and any relative by marriage of the foregoing, and any trust for the benefit of any of the foregoing whether as an income or residual beneficiary.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means the entities listed on Schedule III attached hereto and each Material Domestic Subsidiary (other than any Subsidiary of a Foreign Subsidiary or any CFC Holdco) as is, or may from time to time become, party to this Agreement.
“Guaranty” means the guaranty of the Guarantors set forth in Article VIII.
“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic under any Environmental Law and any pollutant or contaminant regulated under the Clean Water Act, 33 U.S.C. Sections 1251 et seq., or the Clean Air Act, 42 U.S.C. Sections 7401 et seq.
“IBA” means the ICE Benchmark Administration, the administrator of the London interbank offer rate.
“Increase Date” has the meaning specified in Section 2.05(b)(i).
“Increasing Lender” has the meaning specified in Section 2.05(b)(i).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Interest Payment Date” means (a) as to any Base Rate Advance or Daily Simple RFR Advance, the last Business Day of each March, June, September and December and the Termination Date and (b) as to any Eurocurrency Rate Advance or Term RFR Advance, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period; provided, that each such three-month interval payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day and the Termination Date.
“Interest Period” means, as to any Advance, the period commencing on the date such Advance is disbursed or converted to or, with respect to any Eurocurrency Rate Advance or Term RFR Advance, continued as a Eurocurrency Rate Advance or Term RFR Advance, as applicable, and ending on the date one, three or (except with respect to any Advance bearing interest based on the CDOR Rate) six months thereafter, in each case as selected by the applicable Borrower in its Notice of Borrowing or notice of Conversion and subject to availability; provided that:
(a)the Interest Period shall commence on the date of advance of or conversion to any Eurocurrency Rate Advance or Term RFR Advance, as applicable, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(b)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(c)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(d)the applicable Borrower may not select any Interest Period that ends after any Termination Date if, after giving effect thereto, the amount of such Borrowing would exceed the Commitments of Lenders for which a Termination Date prior to the last day of such Interest Period applies; and
(e)no tenor that has been removed from this definition pursuant to Section 2.20(c)(iv) shall be available for specification in any Notice of Borrowing or notice of Conversion.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Investment” means (a) the purchase or acquisition of Equity Interests in or evidences of indebtedness of or other securities of, or all or substantially all of the assets of, any Person (whether for cash, property, services, assumption of Debt, securities or otherwise), (b) any advance or loan to, any Person or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guarantee of any obligations of such Person.
“Lenders” means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to either Section 2.05(b) or Section 2.17 and each Person that shall become a party hereto pursuant to Section 2.19(b) or Section 9.07.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
“Loan Documents” means this Agreement and the Notes.
“London Banking Day” means any day on which dealings in US Dollar deposits are conducted by and between banks in the London interbank market.
“Margin Stock” has the meaning assigned to such term under Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement or any other Loan Document or (c) the ability of any Credit Party to perform its obligations under this Agreement or any other Loan Document; provided, however, in no event shall the Purdue Transaction or any event, condition or circumstance resulting directly therefrom constitute a Material Adverse Effect.
“Material Contract” means any contract or other arrangement to which the Company or any of its Subsidiaries is a party that is required to be filed with the Securities and Exchange Commission (other than any such contract or other arrangement that is related to employee benefits or compensation).
“Material Domestic Subsidiary” means, as of any date of determination, any Wholly-Owned Domestic Subsidiary of the Company that, together with its Subsidiaries, (a) generated more than 5% of the Consolidated revenues of the Company and its Subsidiaries for the four fiscal quarter period most recently ended on or prior to such date or (b) owns more than 5% of the Consolidated Assets as of the last day of the most recently ended fiscal quarter of the Company.
“Moody’s” means Moody’s Investors Service, Inc.
“Multicurrency Tranche Advance” means an advance made by a Multicurrency Tranche Lender to a Borrower in US Dollars or any Foreign Currency as part of a Borrowing pursuant to Section 2.01(a).
“Multicurrency Tranche Commitment” means, with respect to each Multicurrency Tranche Lender at any time, (i) the US Dollar amount set forth opposite such Multicurrency Tranche Lender’s name on Schedule I attached hereto and identified as such, (ii) if such Multicurrency Tranche Lender has become a Multicurrency Tranche Lender hereunder pursuant to an Assumption Agreement, the amount set forth as its Multicurrency Tranche Commitment in such Assumption Agreement or (iii) if such Multicurrency Tranche Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Multicurrency Tranche

Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c), as such amount may be increased, terminated or reduced, as the case may be, at or prior to such time pursuant to Section 2.05. The aggregate amount of the Multicurrency Tranche Commitments on the Effective Date is $100,000,000.
“Multicurrency Tranche Lender” means each of the Lenders with Multicurrency Tranche Commitments or with outstanding Multicurrency Tranche Advances.
“Multicurrency Tranche Unused Commitment” means, with respect to any Multicurrency Tranche Lender at any time, (a) such Multicurrency Tranche Lender’s Multicurrency Tranche Commitment in US Dollars at such time minus (b) the Dollar Equivalent of the aggregate principal amount of all Multicurrency Tranche Advances made by such Multicurrency Tranche Lender and outstanding at such time.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Credit Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Credit Party or any ERISA Affiliate and at least one Person other than such Credit Party or such ERISA Affiliate or (b) was so maintained and in respect of which such Credit Party or such ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“National Currency Unit” means a fraction or multiple of one Euro Unit expressed in units of the former national currency of a Participating Member State.
“Non-Consenting Lender” has the meaning specified in Section 2.17(b).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not a Guarantor.
“Non-Recourse Debt” means Debt of the Company or its Subsidiaries incurred (a) as to which neither the Company nor any of its Subsidiaries (i) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), other than as described in clause (b) below, or has given or made other written assurances regarding repayment or the maintenance of capital or liquidity except such assurances as may be approved by the Required Lenders (such approval not to be unreasonably withheld or delayed), (ii) is directly or indirectly liable or (iii) constitutes the lender and (b) the obligees of which will have recourse solely to certain identified assets (the loss of which would not reasonably be expected to have a Material Adverse Effect) for repayment of the principal of and interest on such Debt and any fees, indemnities, expenses, reimbursements or other amounts of whatever nature accrued or payable in connection with such Debt.
“Note” means a promissory note of the applicable Borrower (bearing an original or facsimile signature) payable to any Lender, delivered pursuant to a request by any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the applicable Borrower to such Lender resulting from the Advances made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.02(a)(i).
“Notice of Continuation/Conversion” has the meaning specified in Section 2.09.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Other Benchmark Rate Election” means, if the then-current Benchmark for Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, US Dollars, is the Adjusted Eurocurrency Rate for US Dollars, the occurrence of: (a) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding US Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Administrative Agent and the Company to trigger a fallback from the Adjusted Eurocurrency Rate for US Dollars and the provision by the Administrative Agent of written notice of such election to the Lenders.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Documents).
“Other Parties” has the meaning assigned to such term in clause (c) of Section 8.07
“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment requested by the Company pursuant to Section 2.19(b)).
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions.
“Participant” has the meaning assigned to such term in clause (d) of Section 9.07.
“Participant Register” has the meaning assigned to such term in clause (d) of Section 9.07.
“Participating Member State” means each country so described in any EMU Legislation.
“Payment Recipient” has the meaning assigned to such term in Section 7.11(a).
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
“Performance Level” means, as of any date of the determination, the level set forth below as then in effect, as determined in accordance with the following provisions of this definition:

Level I:     Total Leverage Ratio of less than 1.00 to 1.00.
Level II:     Total Leverage Ratio of greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00.
Level III:     Total Leverage Ratio of greater than or equal to 2.00 to 1.00.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of A1 (or higher) by S&P or P1 (or higher) by Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 180 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 of the Investment Company Act, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(f)    in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
“Permitted Liens” means any of the following:
(a)    Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof;
(b)    Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Debt) that (i) are not overdue for a period of more than 120 days or (ii) are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP;
(c)    pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations;
(d)     Liens securing the performance of or payment in respect of, bids, tenders, government contracts (other than for the repayment of Debt), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; and

(e)    easements, rights of way and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“Plan” means a Single Employer Plan or a Multiple Employer Plan subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA.
“Platform” has the meaning specified in Section 9.02(d)(ii).
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Pro Forma Basis” means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-quarter period (or twelve month period, as applicable) ending as of the most recent quarter end (or month end, as applicable) preceding the date of such transaction.
“Properties” has the meaning ascribed to such term in clause (o) of Section 4.01.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purdue Transaction” means the contribution of institutional assets and operations of Kaplan University to an Indiana non-profit, public-benefit corporation that is a subsidiary affiliated with Purdue University, pursuant to that certain Transition and Operations Support Agreement, dated March 22, 2018, by and among Kaplan Higher Education, LLC, Iowa College Acquisition, LLC and Purdue University Global, Inc.
“QFC” has the meaning specified in Section 9.20(b).

“Rate Determination Date” means, with respect to any Interest Period, two Eurocurrency Bank Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“Recipient” means (a) the Administrative Agent and (b) any Lender.
“Reference Time” with respect to any setting of the then-current Benchmark for any Currency means (a) if such Benchmark is an Adjusted Daily Simple RFR or a Daily Simple RFR, (i) if the RFR for such Benchmark is SOFR, then four RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, (ii) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR

Business Day, the RFR Business Day immediately preceding such date, and (iii) if the RFR for such Benchmark is SORA, then five RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, (b) if such Benchmark is an Adjusted Eurocurrency Rate, (i) if the applicable Adjusted Eurocurrency Rate for such Benchmark is based upon USD LIBOR, then 11:00 a.m. (London time) on the day that is two Eurocurrency Banking Days preceding the date of such setting, and (ii) if the applicable Adjusted Eurocurrency Rate for such Benchmark is based upon EURIBOR, then 11:00 a.m. (Brussels time) on the day that is two Eurocurrency Banking Days preceding the date of such setting, and (c) if otherwise, then the time determined by the Administrative Agent, including in accordance with the Conforming Changes.
“Register” has the meaning specified in Section 9.07(d).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, US Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Foreign Currency, (1) the central bank for the Currency in which such Borrower Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Borrower Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Required Lenders” means at any time Lenders having more than 50% of the Commitments or, if the Commitments have been terminated, Lenders owed at least a majority of the then aggregate unpaid principal amount of the Advances; provided that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the Commitments and Advances of such Defaulting Lender at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the parent of the Company’s stockholders, partners or members.
“Revaluation Date” means each of the following: (a) each date an Advance is made pursuant to Section 2.01 or is continued; (b) the last Business Day of each calendar month; and

(c) such additional dates as the Administrative Agent or the Required Lenders shall reasonably specify.
“RFR” means, for any Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) US Dollars, on and after the USD LIBOR Transition Date, SOFR, (b) Sterling, SONIA and (c) Singapore Dollars, SORA.
“RFR Advance” means a Daily Simple RFR Advance or a Term RFR Advance, as the context may require.
“RFR Business Day” means, for any Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) US Dollars, on and after the USD LIBOR Transition Date, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (c) Singapore Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Singapore; provided, that for purposes of notice requirements in Sections 2.02, 2.05, 2.06, 2.09, and 2.10, in each case, such day is also a Business Day.
“RFR Rate Day” means any day pursuant to which any calculation of Adjusted Daily Simple RFR or Daily Simple RFR is made.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.
“Same Day Funds” means (a) with respect to disbursements and payments in US Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Foreign Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Foreign Currency.
“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (including, as of the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).
“Sanctioned Entity” means (a)  any Sanctioned Country or (b)  (i) any Sanctioned Person, (ii) any Person organized or resident in or determined to be organized or resident in a Sanctioned Country or (iii) any Person owned or controlled by any Sanctioned Person or any Person referred to in clause (b)(ii).
“Sanctioned Person” means, at any time, a Person listed in any Sanctions-related list maintained by OFAC, the U.S. Department of State or by the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, any European Union member state, the Australian Department of Foreign Affairs and Trade or otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government (including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s

Treasury of the United Kingdom, the Australian Department of Foreign Affairs and Trade or other relevant sanctions authority with jurisdiction over the Company or any of its Subsidiaries.
“Screen Rate” means, for any Eurocurrency Rate Advance denominated in (a) US Dollars, the USD LIBOR Rate, (b) Euros, the EURIBOR Rate, (c) Australian Dollars, the BBSY Rate or (d) Canadian Dollars, the CDOR Rate.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” within the meaning of Rule 1-02 of the SEC’s Regulation S-X.
“Singapore Dollar” or “SGD” means Singapore Dollars, the lawful currency of Singapore.
“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and no Person other than the Borrowers and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Adjustment” means a percentage equal to 0.10% (10 basis points) per annum.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SORA” means a rate equal to the Singapore Overnight Rate Average as administered by the SORA Administrator.
“SORA Administrator” means the Monetary Authority of Singapore (or any successor administrator of the Singapore Overnight Rate Average).
“SORA Administrator’s Website” means the Monetary Authority of Singapore’s website, currently at https://eservices.mas.gov.sg, or any successor source for the Singapore Overnight Rate Average identified as such by the SORA Administrator from time to time.
“Special Notice Currency” means, at any time, a Foreign Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America.

“Spot Rate” means, for any Currency, the rate for such Currency reasonably determined by the Administrative Agent, to be the rate quoted by the Person acting in such capacity, as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York City time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Sterling” or “£” means the lawful currency of the United Kingdom.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term RFR” means, with respect to any Currency for any Interest Period, a rate per annum equal to, for any Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, US Dollars, Adjusted Term SOFR.
“Term RFR Advance” means any Advance that bears interest at a rate based on Term RFR other than pursuant to clause (c) of the definition of “Base Rate”.
“Term RFR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term RFR Transition Event.
“Term RFR Transition Date” means, in the case of a Term RFR Transition Event, the date that is thirty calendar days after the Administrative Agent has provided the related Term RFR Notice to the Lenders and the Company pursuant to Section 2.20(c)(i)(C).
“Term RFR Transition Event” means, with respect to any Currency for any Interest Period, the determination by the Administrative Agent that (a) the applicable Term RFR for such Currency has been recommended for use by the Relevant Governmental Body and (b) the administration of such Term RFR is administratively feasible for the Administrative Agent.
“Term SOFR” means, for any Available Tenor and Interest Period, a rate per annum equal to the forward-looking term rate for a period comparable to such Available Tenor based on the SOFR that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice
“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Advance for which the rate is based on Adjusted Term SOFR or a Term RFR Advance, a percentage equal to 0.10% (10 basis points) per annum.
“Termination Date” means the earlier of (a) May 30, 2023, subject to the extension thereof pursuant to Section 2.17 and (b) the date of termination of all of the Commitments pursuant to Section 2.05 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.17 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.
“Total Leverage Ratio” means, as of any date of determination, for the Company and its Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated Debt as of such date to (b) Consolidated EBITDA for the most recent period of four consecutive quarters ending on or prior to such date.
“Total Net Leverage Ratio” means, as of any date of determination, for the Company and its Subsidiaries on a Consolidated basis, the ratio of (a) (i) Consolidated Debt as of such date less (ii) unrestricted cash and cash equivalents of the Company and its Subsidiaries on such date in an aggregate amount not to exceed $100,000,000 to (b) Consolidated EBITDA for the most recent period of four consecutive quarters ending on or prior to such date.
“Trading with the Enemy Act” has the meaning assigned to such term in clause (l) of Section 4.01.
“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) the Multicurrency Tranche Commitments and (b) the US Tranche Commitments.
“Type”, means, when used in reference to any Advance or Borrowing, refers to whether the rate of interest on such Advance, or on the Advances comprising such Borrowing, is determined by reference to the Base Rate or the Eurocurrency Rate, or that such Advance is a Daily Simple RFR Advance or a Term RFR Advance.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” means the United States of America.
“Unused Commitments” means, collectively, the Multicurrency Tranche Unused Commitments and the US Tranche Unused Commitments.

“US Dollars” and “$” means lawful money of the United States.
“US Tranche Advance” means an advance made by a US Tranche Lender to the Company in US Dollars as part of a Borrowing pursuant to Section 2.01(b).
“US Tranche Commitment” means, with respect to each US Tranche Lender at any time, (i) the US Dollar amount set forth opposite such US Tranche Lender’s name on Schedule II attached hereto and identified as such, (ii) if such US Tranche Lender has become a US Tranche Lender hereunder pursuant to an Assumption Agreement, the amount set forth as its US Tranche Commitment in such Assumption Agreement or (iii) if such US Tranche Lender has entered into one or more Assignment and Assumptions, the amount set forth for such US Tranche Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c), as such amount may be increased, terminated or reduced, as the case may be, at or prior to such time pursuant to Section 2.05. The aggregate amount of the US Tranche Commitments on the Effective Date is $200,000,000.
“US Tranche Lender” means each of the Lenders with US Tranche Commitments or with outstanding US Tranche Advances.
“US Tranche Unused Commitment” means, with respect to any US Tranche Lender at any time, (a) such US Tranche Lender’s US Tranche Commitment at such time minus (b) the aggregate principal amount of all US Tranche Advances made by such US Tranche Lender and outstanding at such time.
“USD LIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“USD LIBOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“USD LIBOR Transition Date” means, the earlier of (a) the date that all Available Tenors of USD LIBOR have either (i) permanently or indefinitely ceased to be provided by IBA; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of USD LIBOR or (ii) been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (b) the Early Opt-in Effective Date, so long as, in the case of (a) or (b), a Benchmark Replacement has not as of such date replaced the Adjusted Eurocurrency Rate for US Dollars pursuant to Section 2.20(c)(i) as the result of an Other Benchmark Rate Election.
“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of not less than a majority of the directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by the Company and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Company and/or one or more of its Wholly-Owned Subsidiaries).
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-

down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
SECTION 1.03.Accounting Terms. All terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles (“GAAP”), as in effect from time to time; provided, however, that if the Company notifies the Administrative Agent that the Borrowers wish to amend any provision hereof to eliminate the effect of any change in GAAP or the application thereof occurring after the date of this Agreement on the operation of such provision, or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any provision hereof for such purpose, then the Borrowers’ compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP or the application thereof became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.
SECTION 1.04.Guarantees. Unless otherwise specified, the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee.
SECTION 1.05.Redenominations of Certain Foreign Currencies and Computation of US Dollar Amounts; Exchange Rates; Currency Equivalents.
(a)Each obligation of each Borrower to make a payment denominated in the National Currency Unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London or applicable offshore interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Advance in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period.

(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent and the Company may from time to time agree to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)The Administrative Agent shall reasonably determine the Spot Rate as of each Revaluation Date to be used for calculating the Dollar Equivalents of Advances and amounts outstanding hereunder denominated in a Foreign Currency. Such Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between the applicable Currencies until the next Revaluation Date to occur.
(d)Wherever in this Agreement, in connection with any Advance, any conversion, continuation or prepayment of an Advance, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Advance is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent, as reasonably determined by the Administrative Agent.
(e)Wherever in this Agreement an amount is expressed in US Dollars, it shall be deemed to refer to the Dollar Equivalent or Foreign Currency Equivalent thereof, as applicable.
(f)Determinations by the Administrative Agent pursuant to this Section 1.05 shall be conclusive absent demonstrable error.
(g)Subject to the provisions of Section 9.16, each provision in this Agreement relating to payments to be made by any Borrower on account of principal, interest and fees which requires payment in US Dollars, shall be deemed to mean (i) in the case of Advances or other amounts denominated in US Dollars, payment in US Dollars, and (ii) in the case of Advances or other amounts denominated in a Foreign Currency, payment in such Foreign Currency.
SECTION 1.06.Rates. The interest rate on Advances denominated in US Dollars or a Foreign Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with Applicable Laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. The London interbank offered rate, which may be one of the benchmark rates with reference to which the interest rate on Advances may be determined, is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the IBA and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for: (a) Sterling and Euros will be December 31, 2021, (b) US Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (c) US Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such currencies and tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on applicable Advances. There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the First Amendment Effective Date, to be underway to implement new or alternative reference rates to be used in place of London interbank offered rates. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in

Section 2.20(c), such Section 2.20(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Company, pursuant to Section 2.20(c), of any change to the reference rate upon which the interest rate on Advances is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the London interbank offered rate, the rates in the definition of “Eurocurrency Rate” or any other Benchmark, or any component definition thereof or rates referenced in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.20(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES
SECTION 1.01.The Advances.
(a)Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Multicurrency Tranche Lender severally agrees to make Multicurrency Tranche Advances to the Borrowers (including the Company) in US Dollars and Foreign Currencies from time to time from the Effective Date through, but not including, the Termination Date as requested by the Company, on behalf of one or more Borrowers, in accordance with the terms of Section 2.02; provided, that (i) Multicurrency Tranche Advances made by any Multicurrency Tranche Lender shall not at any time exceed such Multicurrency Tranche Lender’s Multicurrency Tranche Unused Commitment and (ii) a Multicurrency Tranche Lender may designate an Applicable Lending Office as a lender of all or a portion of its Multicurrency Tranche Commitment under this Agreement. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Multicurrency Tranche Advances hereunder until the Termination Date. Each Multicurrency Tranche Advance shall be comprised entirely of (i) in the case of a Multicurrency Tranche Advance denominated in Euros or other Currencies (other than US Dollars, Sterling or Singapore Dollars), Eurocurrency Rate Advances, (ii) in the case of a Multicurrency Tranche Advance denominated in Sterling, Daily Simple RFR Advances, (iii) in the case of a Multicurrency Tranche Advance denominated in Singapore Dollars, Daily Simple RFR Advances and (iv) in the case of a Multicurrency Tranche Advance denominated in US Dollars, (a) with respect to Revolving Credit Advances denominated in US Dollars, (A) Base Rate Advances or (B)(I) prior to the USD LIBOR Transition Date, Eurocurrency Rate Advances or (II) on and after the USD LIBOR Transition Date, (1) if the Benchmark Replacement that has replaced USD LIBOR pursuant to Section 2.20(c)(i) is Adjusted Daily Simple RFR for US Dollars, then (x) prior to the Term RFR Transition Date for

US Dollars, Daily Simple RFR Advances or (y) on and after the Term RFR Transition Date for US Dollars, Term RFR Advances or (2) if the Benchmark Replacement that has replaced USD LIBOR pursuant to Section 2.20(c)(i) is Adjusted Term SOFR, Term RFR Advances, each as further provided herein, in each case as the Company, on behalf of one or more Borrowers, may request in accordance therewith.
(b)Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each US Tranche Lender severally agrees to make US Tranche Advances to the Company in US Dollars from time to time from the Effective Date through, but not including, the Termination Date as requested by the Company in accordance with the terms of Section 2.02; provided, that US Tranche Advances made by any US Tranche Lender shall not at any time exceed such US Tranche Lender’s US Tranche Unused Commitment. Subject to the terms and conditions hereof, the Company may borrow, repay and reborrow US Tranche Advances hereunder until the Termination Date. Each US Tranche Advance shall be comprised entirely of (i) Eurocurrency Rate Advances or (ii) Base Rate Advances, as the Company may request in accordance therewith.
(c)Notwithstanding any provision in the Loan Documents to the contrary, no Foreign Borrower or other Foreign Subsidiary shall be liable for Advances made to the Company or other Borrower Obligations of the Company.
SECTION 1.02.Making the Advances.
(a)The Company, on behalf of one or more Borrowers in the case of a Multicurrency Tranche Advance, shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B-1 (a “Notice of Borrowing”) not later than 11:00 a.m. (New York City time) in the case of any Advance denominated in US Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Advance denominated in a Foreign Currency (i) on (x) the same Business Day as each Base Rate Advance to the Company that will be funded in the United States and (y) the date that is at least two Business Days before each other Base Rate Advance (including any Base Rate Advance to a Foreign Borrower) and (ii)(A) in the case of a Daily Simple RFR Advance denominated in US Dollars, at least five RFR Business Days before such Daily Simple RFR Advance, (B) in the case of a Term RFR Advance denominated in US Dollars, at least three RFR Business Days before such Daily Simple RFR Advance, (C) in the case of a Eurocurrency Rate Advance denominated in US Dollars, at least three Eurocurrency Banking Days before such Eurocurrency Rate Advance, (D) in the case of an RFR Advance denominated in any Foreign Currency, at least five RFR Business Days before such RFR Advance, and (E) in the case of a Eurocurrency Rate Advance denominated in any Foreign Currency, at least four Eurocurrency Banking Days before such Eurocurrency Rate Advance (or five Eurocurrency Banking Days in the case of a Special Notice Currency), of its intention to borrow, specifying (A) the date of such Borrowing, which shall be a Business Day, (B) the amount of such Borrowing, which shall be, (x) with respect to Base Rate Advances, in an aggregate principal amount of $3,000,000 or a Foreign Currency Equivalent thereof or a whole multiple of $1,000,000 or a Foreign Currency Equivalent thereof in excess thereof and (y) with respect to Eurocurrency Rate Advances and RFR Advances, in an aggregate principal amount of $5,000,000 or a Foreign Currency Equivalent thereof or a whole multiple of $1,000,000 or a Foreign Currency Equivalent thereof in excess thereof, (C) whether the Advances are to be Eurocurrency Rate Advances, Daily Simple RFR Advances, Term RFR Advances or Base Rate Advances, (D) whether the Advances are to be Multicurrency Tranche Advances or US Tranche Advances and the Currency of such Advances, (E) in the case of a Eurocurrency Rate Advance or a Term RFR Advance, the duration of the Interest Period applicable thereto, and (F) in the case of a Multicurrency Tranche Advance, the applicable Borrower. If the Company fails to specify a Tranche of Advance in a Notice of Borrowing for

Advances to be made in US Dollars, then the applicable Advances shall be made as US Tranche Advances. If the Company fails to specify a type of Advance in a Notice of Borrowing, then the applicable Advances shall be made as Base Rate Advances. If the Company fails to specify a Borrower, the Borrower shall be the Company. If the Company requests a Borrowing of Eurocurrency Rate Advances or Term RFR Advance in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 11:00 a.m. (New York City time) shall be deemed received on the next Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.
(b)Not later than 1:00 p.m. (New York City time), in the case of any Advance denominated in US Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Advance denominated in a Foreign Currency, in each case on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the applicable Borrower, at the office of the Administrative Agent in Same Day Funds in the applicable currency of such Borrowing immediately available to the Administrative Agent, such Lender’s ratable portion of such Borrowing. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the applicable Borrower identified in the most recent notice substantially in the form attached as Exhibit E (a “Notice of Account Designation”) delivered by each Borrower to the Administrative Agent or as may be otherwise agreed upon by such Borrower and the Administrative Agent from time to time. The Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Borrowing requested pursuant to this Section to the extent that any Lender has not made available to the Administrative Agent its ratable portion of such Borrowing.
SECTION 1.03.[Reserved].
SECTION 1.04.Fees.
(a)Commitment Fee. Commencing on the Effective Date, the Company agrees to pay to the Administrative Agent in US Dollars, for the account of the Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Percentage in effect from time to time on the average daily Unused Commitments of the Lenders (other than the Defaulting Lenders, if any). The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 2018, and ending on the date upon which all Commitments have been terminated.
(b)Other Fees. The Company shall pay to the Administrative Agent for its account fees in the amounts and at the times specified in the Engagement Letter.
SECTION 1.05.Termination, Reduction or Increase of the Commitments.
(a)Optional Termination or Reduction. The Borrowers shall have the right, upon at least three Business Days’ notice by the Company to the Administrative Agent, to terminate in whole or reduce ratably in part the US Tranche Unused Commitments or the Multicurrency Tranche Unused Commitments, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000, in excess thereof, provided, further, that a notice of termination delivered by the Company may state that such notice is conditioned upon the consummation of another transaction, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The aggregate amount of the Commitments of any Tranche once reduced as provided in this Section 2.05(a), may not be reinstated, except as provided in Section 2.05(b) below.
(b)Increase in Aggregate of the Commitments. The Company, on behalf of the Borrowers, may at any time, by notice to the Administrative Agent, propose that the aggregate amount of the Commitments of any Tranche (whether in the form of incremental term loans or revolving credit facility increases) be increased (such aggregate amount being, a “Commitment Increase”), effective as at a date prior to the date of the termination of all of the Commitments of such Tranche (as such date may be changed by the Company by notice to the Administrative Agent, an “Increase Date”) as to which agreement is to be reached by an earlier date specified in such notice (as such date may be changed by the Company by notice to the Administrative Agent, a “Commitment Date”); provided, however, that (A) the minimum proposed Commitment Increase per notice shall be $25,000,000 (or such lesser amount as the Administrative Agent may agree), (B) in no event shall the aggregate amount of the Commitments at any time exceed $450,000,000 and (C) no Default or Event of Default shall have occurred and be continuing on such Increase Date. The Administrative Agent shall notify the Lenders thereof promptly upon its receipt of any such notice. The Administrative Agent agrees that it will cooperate with the Borrowers in discussions with the Lenders and other Eligible Assignees with a view to arranging the proposed Commitment Increase through the increase of the Multicurrency Tranche Commitments or the US Tranche Commitments, as applicable, of one or more of the applicable Lenders (each such Lender that is willing to increase its Commitment hereunder being an “Increasing Lender”) and the addition of one or more other Eligible Assignees as Assuming Lenders and as parties to this Agreement; provided, however, that it shall be in each Lender’s sole discretion whether to increase its Multicurrency Tranche Commitment or its US Tranche Commitment, as applicable, hereunder in connection with the proposed Commitment Increase; and provided further that the minimum Multicurrency Tranche Commitment or US Tranche Commitment, as applicable, of each such Assuming Lender that becomes a party to this Agreement pursuant to this Section 2.05(b), shall be at least equal to $10,000,000 (or such lesser amount as the Administrative Agent may agree). If any of the Lenders agree to increase their respective Multicurrency Tranche Commitments or US Tranche Commitments, as applicable, by an aggregate amount in excess of the proposed Commitment Increase, the proposed Commitment Increase shall be allocated among such Lenders in proportion to their respective Multicurrency Tranche Commitments or US Tranche Commitments, as applicable, immediately prior to the Increase Date. If agreement is reached on or prior to the applicable Commitment Date with any Increasing Lenders and Assuming Lenders as to a Commitment Increase (which may be less than but not greater than specified in the applicable notice from the Company), such agreement to be evidenced by a notice in reasonable detail from the Company to the Administrative Agent on or prior to the applicable Commitment Date, such Assuming Lenders, if any, shall become Lenders hereunder as of the applicable Increase Date and the Multicurrency Tranche Commitments or US Tranche Commitments, as applicable, of such Increasing Lenders and such Assuming Lenders shall become or be, as the case may be, as of the Increase Date, the amounts specified in such notice; provided that:
(1)    the Administrative Agent shall have received (with copies for each Lender, including each such Assuming Lender) by no later than 10:00 A.M. (New York City time) on the applicable Increase Date (1) certified copies of resolutions of the board of directors (or equivalent governing body) of the Borrowers approving the Commitment Increase and (2) an opinion of counsel for the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent;
(2)    each such Assuming Lender shall have delivered to the Administrative Agent, by no later than 10:00 A.M. (New York City time) on such Increase Date, an appropriate Assumption Agreement in substantially the form of Exhibit D hereto, duly executed by such Assuming Lender and the Company, on behalf of the Borrowers;

(3)    each such Increasing Lender shall have delivered to the Administrative Agent, by no later than 10:00 A.M. (New York City time) on such Increase Date, (A) its existing Note, if any, and (B) confirmation in writing satisfactory to the Administrative Agent as to its increased Commitment;
(4)    the proceeds of any Commitment Increase shall be used for general corporate purposes of the Company and its Subsidiaries;
(5)    each Commitment Increase (and the loans made thereunder) shall constitute obligations of the Borrowers and shall be guaranteed with the other Advances on a pari passu basis as set forth in Article VIII;
(6)    the Company shall be in pro forma compliance with each of the financial covenants set forth in Section 5.03, both before and after giving effect (on a Pro Forma Basis) to any Commitment Increase;
(7)    all terms and conditions applicable to any Commitment Increase with respect to an incremental term loan shall be reasonably satisfactory to the Administrative Agent and the Company; and
(8)    any Commitment Increase with respect to a revolving credit facility increase shall be subject to the same terms and conditions as the existing Advances but shall bear interest and be entitled to fees, in each case at a rate determined by the applicable Increasing Lenders and the Company;
(ii)In the event that the Administrative Agent shall have received notice from the Company as to its agreement to a Commitment Increase on or prior to the applicable Commitment Date and each of the actions provided for in clauses (1) through (3) above shall have occurred prior to 10:00 A.M. (New York City time) on the applicable Increase Date to the reasonable satisfaction of the Administrative Agent, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) and the Company of the occurrence of such Commitment Increase by telephone, confirmed at once in writing, or telecopier, and in any event no later than 1:00 P.M. (New York City time) on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and Assuming Lender. Each Increasing Lender and each Assuming Lender shall, to the extent applicable, before 2:00 P.M. (New York City time) on the applicable Increase Date, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Advances to be funded pro rata by the Lenders in accordance with the Commitments.
(c)In the event that the Administrative Agent shall not have received notice from the Company as to such agreement on or prior to the applicable Commitment Date or the Company shall, by notice to the Administrative Agent prior to the applicable Increase Date, withdraw its proposal for a Commitment Increase or any of the actions provided for above in clauses (i)(1) through (i)(3) shall not have occurred by 10:00 A.M. (New York City time) on such Increase Date, such proposal by the Company shall be deemed not to have been made. In such event, any actions theretofore taken under clauses (i)(1) through (i)(3) above shall be deemed to be of no effect and all the rights and obligations of the parties shall continue as if no such proposal had been made.
(d)    Notwithstanding anything to the contrary set forth in Section 9.01, the Company, on behalf of the Borrowers, the Administrative Agent, each Increasing Lender and each Assuming Lender may enter into amendments to this Agreement (without the consent of any other Lender) to implement and effect any Commitment Increase complying with the above provisions and each Lender hereto agrees to the foregoing.
SECTION 1.06.Repayment of Advances. The Borrowers shall repay the outstanding principal amount of all Advances in full on the Termination Date in the Currencies in which such Advances are denominated, together with all accrued but unpaid interest thereon and other amounts payable with respect to such Advances. If at any time the sum of the Advances under any Tranche exceeds the total Commitments under such Tranche (other than as a result of changes in the Spot Rate), then the applicable Borrower shall repay promptly upon notice from the Administrative Agent an amount necessary to eliminate any such excess, by payment to the Administrative Agent for the account of the Lenders of such Tranche.
SECTION 1.07.Interest on Advances. Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance to it owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(i)Base Rate Advances. During such periods as an Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full; or
(ii)Other Advances. During such periods as an Advance is (A) a Daily Simple RFR Advance denominated in US Dollars, a rate per annum equal at all times to the sum of (x) the Adjusted Daily Simple RFR in effect from time to time plus (y) the Applicable Margin, (B) a Daily Simple RFR Advance denominated in Sterling, a rate per annum equal at all times to the sum of (x) Daily Simple RFR plus (y) the Applicable Margin, (C) a Daily Simple RFR Advance denominated in a Foreign Currency (other than Sterling), a rate per annum equal at all times to the sum of (x) Daily Simple RFR plus (y) the Applicable Margin, (C) a Term RFR Advance, a rate per annum equal at all times to the sum of (x) the applicable Term RFR plus (y) the Applicable Margin, and (D) Eurocurrency Rate Advances, a rate per annum equal at all times to the sum of (x) the applicable Adjusted Eurocurrency Rate plus (y) the Applicable Margin, payable in arrears on the Interest Payment Date and on the date such Advance shall be Converted or paid in full.
Notwithstanding anything in this Agreement (including this Section 2.07) to the contrary, with respect to any Advance denominated in Sterling or Singapore Dollars as of the First Amendment Effective Date, (A) the interest rate with respect to such Advance shall continue to be determined in accordance with the terms of this Agreement immediately prior to the First Amendment Effective Date through and until the last day of the current Interest Period with respect to such Advance and (B) after the termination of such current Interest Period with respect to such Advance, the interest rate for such Advance will thereafter be determined in accordance with the current terms of this Agreement.
(b)Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Administrative Agent may, and upon the request of the Required Lenders shall, require each applicable Borrower to pay interest (“Default Interest”) on (i) overdue principal of each Advance made to it owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or

(a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any overdue interest, fee or other amount payable hereunder with respect to Advances made to it, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.
(c)Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the applicable Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Borrower Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.
(d)Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
SECTION 1.08.[Reserved].
SECTION 1.09.Optional Conversion of Advances. The Company may, on behalf of one or more Borrowers, upon notice in substantially the form of Exhibit B-2 hereto (or such other form as shall be reasonably acceptable to the Administrative Agent) (a “Notice of Continuation/Conversion”) given to the Administrative Agent not later than 11:00 A.M. (New York City time) (i) in the case of an Advance denominated in US Dollars that is to be a Daily Simple RFR Advance, at least five RFR Business Days before the day on which a proposed conversion or continuation of such Advance is to be effective, (ii) in the case of an Advance denominated in US Dollars that is to be a Term RFR Advance, at least three RFR Business Days before the day on which a proposed conversion or continuation of such Advance is to be effective, (iii) in the case of an Advance denominated in US Dollars that is to be a Eurocurrency Rate Advance, at least three Eurocurrency Banking Days before the day on which a proposed conversion or continuation of such Advance is to be effective, (iv) in the case of an Advance denominated in any Foreign Currency that is to be an RFR Advance, at least five RFR Business Days before the day on which a proposed conversion or continuation of such Advance is to be effective, and (v) in the case of an Advance denominated in any Foreign Currency that is to be a Eurocurrency Rate Advance, at least four (4) Eurocurrency Banking Days (or five (5) Eurocurrency Banking Days in the case of a Special Notice Currency) before the day on which a proposed conversion or continuation of such Advance is to be effective, in each case, specifying (A) the Advances to be converted or continued, and, in the case of any Eurocurrency Rate

Advance or Term RFR Advance to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount and Currency of such Advances to be converted or continued, and (D) in the case of any Eurocurrency Rate Advance or Term RFR Advance, the Interest Period to be applicable to such converted or continued Eurocurrency Rate Advance or Term RFR Advance; provided, however, that any Conversion of Base Rate Advances into Eurocurrency Rate Advances or RFR Advances shall be in an amount not less than the minimum amount specified in Section 2.02(a). If a Borrower fails to deliver a timely Notice of Conversion/Continuation with respect to a Daily Simple RFR Advance prior to the Interest Payment Date therefor, then, unless such RFR Advance is repaid as provided herein, the applicable Borrower shall be deemed to have selected that such RFR Advance shall automatically be converted to a Base Rate Loan denominated in US Dollars (in an amount equal to the Dollar Equivalent of the applicable Foreign Currency, if applicable) as of such Interest Payment Date. If a Borrower fails to deliver a timely Notice of Conversion/Continuation with respect to a Eurocurrency Rate Advance or a Term RFR Advance prior to the end of the Interest Period therefor, then, unless such Eurocurrency Rate Advance or Term RFR Advance, as applicable, is repaid as provided herein, the applicable Borrower shall be deemed to have selected that such Eurocurrency Rate Advance or Term RFR Advance, as applicable, shall automatically be converted to a Base Rate Loan denominated in US Dollars (in an amount equal to the Dollar Equivalent of the applicable Foreign Currency) at the end of such Interest Period. If a Borrower requests a conversion to, or continuation of, a Eurocurrency Rate Advance or a Term RFR Advance, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Each Notice of Continuation/Conversion shall be irrevocable and binding on the Company and the applicable Borrower.
SECTION 1.10.Optional Prepayment of Advances. Each Borrower may at any time and from time to time prepay Advances, in whole or in part, with irrevocable prior written notice to the Administrative Agent from the Company substantially in the form attached as Exhibit F hereto (a “Notice of Prepayment”) given not later than 11:00 a.m., in the case of any Advance denominated in US Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Advance denominated in a Foreign Currency (i) on the same Business Day as such prepayment is to occur, with respect to a Base Rate Advance and (ii) (A) in the case of a Daily Simple RFR Advance denominated in US Dollars, at least five RFR Business Days before prepayment of such Daily Simple RFR Advance, (B) in the case of a Term RFR Advance denominated in US Dollars, at least three RFR Business Days before prepayment of such Term RFR Advance, (C) in the case of a Eurocurrency Rate Advance denominated in US Dollars, at least three Eurocurrency Banking Days before prepayment of such Eurocurrency Rate Advance, (D) in the case of an RFR Advance denominated in any Foreign Currency, at least five RFR Business Days before prepayment of such RFR Advance, and (E) in the case of a Eurocurrency Rate Advance denominated in any Foreign Currency, at least four Eurocurrency Banking Days before prepayment of such Eurocurrency Rate Advance (or five Eurocurrency Banking Days in the case of a prepayment of Eurocurrency Rate Advances denominated in a Special Notice Currency), specifying the date and amount of prepayment and whether the prepayment is of Eurocurrency Rate Advances, Daily Simple RFR Advances, Term RFR Advances, Base Rate Advances, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Prior to any prepayment of Advances the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection, including the relevant Tranche, in the Notice of Prepayment. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the Tranche being prepaid. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice; provided, that, if a Notice of Prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by Section 2.05(a), then such Notice of Prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.05(a) and the applicable Borrower shall remain liable for any amounts in respect of such proposed prepayment as provided in Section 9.04. Partial prepayments shall be in an aggregate amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Advances, and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Eurocurrency Rate Advances and RFR Advances. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day, Eurocurrency Banking Day or RFR Business Day, as applicable. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 9.04(c). No Borrower may prepay any Eurocurrency Rate Advance or Term RFR Advance on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 9.04(c).
SECTION 1.11.Increased Costs. If, after the date hereof, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender (other than in any reserve requirement reflected in the Adjusted Eurocurrency Rate) of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or RFR Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from Indemnified Taxes or Excluded Taxes), then the applicable Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, setting forth in reasonable detail the basis therefor and the computation thereof, submitted to the Company and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent demonstrable error. Notwithstanding the foregoing, none of the Lenders shall deliver the notice and certificate described in this Section 2.11(a) to the Company in respect of any increased costs except in accordance with the internal policy of such Lender as to the exercise of similar rights and remedies in similar circumstances.
(b)If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) in either case enacted, adopted or made after the date hereof, affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation for the reduction of the rate of return on such Lender’s capital or on the capital of such corporation, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts, setting forth in reasonable detail the basis therefor and the computation thereof, submitted to the Company and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent demonstrable error. Notwithstanding the foregoing, none of the Lenders shall deliver the notice and certificate described in this Section 2.11(b) to the Company in respect of any requirements of additional capital or liquidity except in accordance with the internal policy of such Lender as to the exercise of similar rights and remedies in similar circumstances.
(c)[Reserved].
(d)Notwithstanding anything to the contrary herein contained, no Lender shall be entitled to claim any additional amounts pursuant to this Section 2.11 arising with respect to any period of time prior to the date that is 60 days prior to the date on which notice of such claim and the basis therefor is first given to the Company pursuant to this Section 2.11.
(e)For the avoidance of doubt, this Section 2.11 shall apply to all requests, rules, guidelines or directives concerning capital or liquidity adequacy (x) issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued.
SECTION 1.12.[Reserved].
(a)
SECTION 1.13.Payments and Computations. Each Borrower shall make each payment required to be made by it hereunder and under any other Loan Documents not later than 12:00 noon (New York City time) on the day when due in US Dollars to the Administrative Agent at its offices at 1525 W. W.T. Harris Blvd., 1st Floor, Charlotte, NC 28262-8522 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.11, 2.14 or 9.04(c)) to the applicable Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder and under any other Loan Documents in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Upon any Assuming Lender becoming a Lender hereunder as a result of the effectiveness of a Commitment Increase pursuant to Section 2.05(b) or an extension of the Termination Date pursuant to Section 2.17 and upon the Administrative Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Administrative Agent shall make all payments hereunder and under any other Loan Documents issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender.
(b)All computations of interest based on Wells Fargo Bank’s prime rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted Eurocurrency Rate or the Federal Funds Rate and of commitment fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent demonstrable error.
(c)Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(d)Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the applicable Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.
SECTION 1.14.Taxes. Any and all payments by any Credit Party hereunder shall be made free and clear of and without deduction or withholding for any and all present or future Taxes and all liabilities with respect thereto, except as required by Applicable Law. If any Credit Party shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) if such Taxes are Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as may be necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) such Credit Party shall make such deductions and (iii) such Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.
In addition, without duplication of Section 2.14(a), each Credit Party agrees to pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.
(b)The Company and the Guarantors jointly and severally shall indemnify each Lender and the Administrative Agent for the full amount of Indemnified Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.
(c)Within 30 days after the date of any payment of Taxes (including Excluded Taxes) to a Governmental Authority by the Company or any Foreign Borrower pursuant to this Section 2.14, the Company shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. The Administrative Agent will post any receipt so received in relation to the payment of Taxes (including Excluded Taxes) from the Company or any Foreign Borrower on the Platform promptly upon receipt.
(d)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Lender organized under the laws of a jurisdiction outside the United States (each, a “Foreign Lender”), on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Assumption, as the case may be, pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide each of the Administrative Agent and the Company with two original Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8IMY or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States Federal withholding Tax on payments pursuant to this Agreement. Each Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Internal Revenue Code shall further provide each of the Administrative Agent and the Company (x) a certificate to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Internal Revenue Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code. In addition, each Lender that is organized under the laws of the United States or any political subdivision thereof shall deliver to the Company and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party to this Agreement and upon the expiration of any form previously delivered by such Lender.
(ii)If a payment made to a Lender hereunder would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (ii), “FATCA” includes any amendment made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(e)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.14(f).
SECTION 1.15.Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.11, 2.14 or 9.04(c)) in excess of its ratable share of payments on account of the Advances of the relevant Tranche obtained by all the Lenders of such Tranche, such Lender shall forthwith purchase from the other Lenders of such Tranche such participations in the Advances of such Tranche owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender of such Tranche shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered; provided, further, that, so long as the Advances shall not have become due and payable pursuant to Section 6.01, any excess payment received by any Lender shall be shared on a pro rata basis only with other Lenders that have Commitments or Advances in such Tranche; provided, further, that the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.
SECTION 1.16.Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes of each such Borrower and its Subsidiaries. No Borrower will request any Advances, and no Borrower shall use, and each Borrower shall cause its respective Subsidiaries not to use, the proceeds of any Advances (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person (i) in violation of any applicable Sanctions or Anti-Corruption Law, (ii) for any activities pursuant to General License H issued by OFAC pursuant to the Iranian Transactions and Sanctions Regulations, 31 C.F.R. part 560, on January 16, 2016 or (iii) in a manner that would cause any Lender to be in violation of any Sanctions, (b) for the purpose of funding, financing or facilitating any activities, business or transaction in, of or with any Sanctioned Entity or (c) in any manner that would result in the violation of the FCPA and any foreign counterpart thereto.
SECTION 1.17.Extension of Termination Date. At least 60 days prior to any applicable Termination Date in effect, the Company, on behalf of the Borrowers, by written notice to the Administrative Agent, may request an extension of any Termination Date in effect at such time by one year from its then scheduled expiration; provided that the Company may request an extension no more than two times during the term of this Agreement. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than the date specified in such notice (subject to extension by the Company), notify the Company and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Company in writing of its consent to any such request for extension of the Termination Date prior to the date specified in such notice (as extended, if applicable), such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall promptly notify the Company of the decision of the Lenders regarding the Company’s request for an extension of the Termination Date.
(b)If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the applicable date specified pursuant to subsection (a) above (the “Extension Date”), be extended for one year; provided that on each Extension Date the applicable conditions set forth in Section 3.02 shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.17, be extended as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.17 and the Commitments of such Lender are not substituted in accordance with subsection (c) of this Section 2.17 on or prior to the applicable Extension Date, the Commitments of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Company, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Sections 2.11, 2.14 and 8.04, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Termination Date.
(c)If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.17, the Administrative Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Administrative Agent not later than 30 days prior to the applicable Extension Date of the amount of the Non-Consenting Lenders’ Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Administrative Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Company and the Administrative Agent. If after giving effect to the assignments of Commitments described above there remain any Commitments of Non-Consenting Lenders, the Company may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the applicable Extension Date, all or a portion of Non-Consenting Lender’s Commitments and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitments of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitments of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:
(i)any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid commitment fees owing to such Non-Consenting Lender as of the effective date of such assignment;
(ii)all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and
(iii)with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(b) for such assignment shall have been paid;
provided further that such Non-Consenting Lender’s rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and the Administrative Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Company and the Administrative Agent and (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Company and the Administrative Agent as to the increase in the amount of its Commitments. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the applicable Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.
(d)If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.17) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the applicable Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Company, and, subject to the satisfaction to the applicable conditions in Section 3.02, the Termination Date then in effect shall be extended for the additional one year period as described in subsection (a) of this Section 2.17, and all references in this Agreement, and in the other Loan Documents, if any, to the “Termination Date” shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.
SECTION 1.18.Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting

Lender hereunder (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.05 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company, on behalf of the Borrowers, may request (so long as no Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent, and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Advances were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. No Defaulting Lender shall be entitled to receive a commitment fee for any period during which that Lender is a Defaulting Lender, and no Borrower shall be required to pay such fee otherwise payable to a Defaulting Lender.
(b)Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be funded pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 1.19.Mitigation of Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.11, or requires any Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.14, as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 2.11, or if any Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender is a Defaulting Lender or following such Lender’s Downgrade, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07(b)), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 9.04(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(ii)on the date payment of all amounts referred to in Section 2.19(b)(i) has been made, such Lender shall be deemed to have executed and delivered an Assignment and Assumption, and the Company shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption on behalf of such Lender;
(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)such assignment does not conflict with Applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
SECTION 1.20.Changed Circumstances.
(a)Circumstances Affecting Eurocurrency Rate, Adjusted Daily Simple RFR, Daily Simple RFR and Term RFR Availability.
(i)Subject to clause (c) below, in connection with any RFR Advance, a request therefor, a conversion to or continuation thereof or otherwise, if for any reason (A) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Adjusted Daily Simple RFR or Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Borrower Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Daily Simple RFR or Daily Simple RFR, as applicable, pursuant to the definition thereof or (y) if Term RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Borrower Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Term RFR for the applicable Interest Period with respect to a proposed Term RFR Advance on or prior to the first day of such Interest Period, (B) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange markets with respect to an applicable Foreign Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (C) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Adjusted Daily Simple RFR or Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Borrower Obligations, interest, fees, commissions or other amounts, Adjusted Daily Simple RFR or Daily Simple RFR, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Advances or (y) if Term RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Borrower Obligations, interest, fees, commissions or other amounts, Term RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Advances during the applicable Interest Period and, in the case of (x) or (y), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Company. Upon notice thereof by the Administrative Agent to the Company, any obligation of the Lenders to make RFR Advances in each such Currency, and any right of any Borrower to convert any Advance in each such Currency (if applicable) or continue any Advance as an RFR Advance in each such Currency, shall be suspended (to the extent of the affected RFR Advances or, in the case of Term RFR Advances, the affected Interest Periods) until the Administrative Agent (with respect to clause (C), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) any Borrower may revoke any pending request for a borrowing of, conversion to or continuation of RFR Advances in each such affected Currency (to the extent of the affected RFR Advances or, in the case of Term RFR Advances, the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected RFR Advance in US Dollars, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances in the amount specified therein and (II) in the case of any request for a borrowing of an affected RFR Advance in a Foreign Currency, then such request shall be ineffective and (B)(I) any outstanding affected RFR Advances denominated in US Dollars will be deemed to have been converted into Base Rate Advances immediately or, in the case of Term RFR Advances, at the end of the applicable Interest Period and (II) any outstanding affected RFR Advances denominated in a Foreign Currency, at the Company’s election, shall either be converted into Base Rate Advances denominated in US Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or, in the case of Term RFR Advances, at the end of the applicable Interest Period or be prepaid in full immediately or, in the case of Term RFR Advances, at the end of the applicable Interest Period; provided that if no election is made by the applicable Borrower by the date that is three Business Days after receipt by the Company of such notice or, in the case of Term RFR Advances, the last day of the current Interest Period for the applicable RFR Advance, if earlier, such Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Advance) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 9.04(c).
(ii)Subject to clause (c) below, in connection with any Eurocurrency Rate Advance, a request therefor, a continuation thereof or otherwise, if for any reason (A) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the London or other applicable offshore interbank market for the applicable Currency, amount and Interest Period of such Advance, (B) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Foreign Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (C) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Adjusted Eurocurrency Rate for such Currency and Interest Period, including because the Screen Rate for the applicable Currency is not available or published on a current basis, or (D) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Adjusted Eurocurrency Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Advances during such Interest Period and shall have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Company. Upon notice thereof by the Administrative Agent to the Company, any obligation of the Lenders to make Eurocurrency Rate Advances in each such Currency, and any right of the Borrowers to continue any Advance as a Eurocurrency Rate Advance in each such Currency, shall be suspended (to the extent of the affected Eurocurrency Rate Advances or the affected Interest Periods) until the Administrative Agent (with respect to clause (D), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) any pending request for a borrowing of or continuation of Eurocurrency Rate Advances in each such affected Currency (to the extent of the affected Eurocurrency Rate Advances or the affected Interest Periods) shall be ineffective and (B)(I) any outstanding affected Eurocurrency Rate Advances denominated in US Dollars will be deemed to have been converted into Base Rate Advances at the end of the applicable Interest Period and (II) any outstanding affected Eurocurrency Rate Advances denominated in a Foreign Currency, at the applicable Borrower’s (or the Company on its behalf) election, shall either (1) be converted into Base Rate Advances denominated in US Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) at the end of the applicable Interest Period or (2) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the applicable Borrower or the Company by the date that is the earlier of (x) the date that is three Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Advance, the applicable Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 9.04(c).
(b)Laws Affecting Adjusted Eurocurrency Rate, Adjusted Daily Simple RFR, Daily Simple RFR and Term RFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Daily Simple RFR Advance, Term RFR Advance or Eurocurrency Rate Advance, or to determine or charge interest based upon any applicable RFR, Adjusted Daily Simple RFR, Daily Simple RFR, Term RFR, the Eurocurrency Rate or the Adjusted Eurocurrency Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Company and the other Lenders. Thereafter, until the Administrative Agent notifies the Company that such circumstances no longer exist, (i) any obligation of the Lenders to make RFR Advances or Eurocurrency Rate Advances, as applicable, in the affected Currency or Currencies, and any right of any Borrower to convert any Advance denominated in US Dollars to an RFR Advance or a Eurocurrency Rate Advance or continue any Advance as an RFR Advance or a Eurocurrency

Rate Advance, as applicable, in the affected Currency or Currencies shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (A) convert all RFR Advances or Eurocurrency Rate Advances denominated in US Dollars to Base Rate Advances or (B) convert all RFR Advances or Eurocurrency Rate Advances denominated in an affected Foreign Currency to Base Rate Advances denominated in US Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), (I) with respect to Daily Simple RFR Advances, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such Daily Simple RFR Advances to such day, or immediately, if any Lender may not lawfully continue to maintain such Daily Simple RFR Advances to such day or (II) with respect to Eurocurrency Rate Advances or Term RFR Advances, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Advances or Term RFR Advances, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Advances or Term RFR Advances, as applicable, to such day. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Advance) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 9.04(c).
(c)Benchmark Replacement Setting.
(i)Benchmark Replacement.
(A)Notwithstanding anything to the contrary herein or in any other Loan Document, if the USD LIBOR Transition Date has occurred prior to the Reference Time in respect of any setting of the Adjusted Eurocurrency Rate for US Dollars, then (x) if a Benchmark Replacement is determined in accordance with clause (b)(1) or (b)(2) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date, such Benchmark Replacement will replace the then-current Benchmark with respect to Borrower Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, US Dollars for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b)(3) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(B)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Other Benchmark Rate Election, as applicable, with respect to any Benchmark, the Administrative Agent and the Company may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event or an Other Benchmark Rate Election, as applicable, will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Company so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(c)(i)(B) will occur prior to the applicable Benchmark Transition Start Date.
(C)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR (including a Daily Simple RFR implemented as a Benchmark Replacement pursuant to Section 2.20(c)(i)(A)or Section 2.20(c)(i)(B)) for the applicable Currency, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark for the applicable Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (C) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Company of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20(c).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including any Term RFR, USD LIBOR, EURIBOR, BBSY or CDOR) and

either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) any Borrower may revoke any pending request for a borrowing of, conversion to or continuation of RFR Advances or Eurocurrency Rate Advances, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (I) in the case of any request for any affected RFR Advances or a Eurocurrency Rate Advances, in each case, denominated in US Dollars, if applicable, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances in the amount specified therein and (II) in the case of any request for any affected RFR Advance or Eurocurrency Rate Advance, in each case, in a Foreign Currency, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected RFR Advances or Eurocurrency Rate Advances, in each case, denominated in US Dollars, if applicable, will be deemed to have been converted into Base Rate Advances immediately or, in the case of Term RFR Advances or Eurocurrency Rate Advances, at the end of the applicable Interest Period and (II) any outstanding affected RFR Advances or Eurocurrency Rate Advances, in each case, denominated in a Foreign Currency, at the applicable Borrower’s election, shall either be converted into Base Rate Advances denominated in US Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or, in the case of Term RFR Advances or Eurocurrency Rate Advances, at the end of the applicable Interest Period or be prepaid in full immediately or, in the case of Term RFR Advances or Eurocurrency Rate Advances, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Advance, if no election is made by the applicable Borrower by the date that is three (3) Business Days after receipt by the applicable Borrower of such notice, the applicable Borrower shall be deemed to have elected clause (c) above; provided, further that, with respect to any Eurocurrency Rate Advance or Term RFR Advance, if no election is made by the applicable Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Company or the applicable Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Advance or Term RFR Advance, the applicable Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Advance) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 9.04(c). During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(d)[Reserved].
(e)Foreign Currencies. If, after the designation by the Lenders of any currency as a Foreign Currency, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of the Administrative Agent (i) such currency no longer being readily available, freely transferable and convertible into US Dollars or (ii) a Dollar Equivalent no longer being readily calculable with respect to such currency (each of clauses (i) and (ii), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be a Foreign Currency until such time as the Disqualifying Event(s) no longer exist. Within five Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Advances denominated in such currency to which the Disqualifying Event(s) apply or convert such Advances into the Dollar Equivalent in US Dollars, bearing interest at the Base Rate, subject to the other terms contained herein.
ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING
SECTION 1.01.Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date on which the following conditions precedent have been satisfied (the “Effective Date”):
(a)The Company shall have paid all accrued fees and, to the extent invoiced at least two Business Days prior to the Effective Date, expenses of the Administrative Agent and the Lenders (including the accrued fees and expenses of counsel to the Administrative Agent), in each case to the extent payable pursuant to the Engagement Letter.
(b)On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:
(i)The representations and warranties contained in Section 4.01 are (1) with respect to representations and warranties that contain a materiality qualification in Section 4.01, true and correct and (2) with respect to all other representations and warranties, true and correct in all material respects, in each case, on and as of the Effective Date, and
(ii)No event has occurred and is continuing that constitutes a Default.
(c)The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent:
(i)The Notes to the Lenders, to the extent requested by any Lender at least three Business Days before the Effective Date.
(ii)Certified copies of (1) the resolutions of the board of directors (or equivalent governing body) of each Credit Party approving this Agreement and, to the extent applicable, the other Loan Documents, and of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents, (2) the articles of incorporation or other constitutional or charter documents, as applicable, of each Credit Party and (3) the bylaws or comparable operating agreement, as applicable, of each Credit Party.

(iii)Certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing would reasonably be expected to have a Material Adverse Effect.
(iv)A certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to sign each Loan Document to which it is a party and the other documents to be delivered by it hereunder.
(v)A favorable opinion of each of (i) Cravath, Swaine & Moore LLP, special New York counsel for the Credit Parties and (ii) Latham, Shuker, Eden & Beaudine, LLP, special Florida counsel for the Credit Parties, in form and substance satisfactory to the Administrative Agent.
(vi)An officer’s certificate prepared by the chief financial officer of the Company as to the solvency of the Company and its Subsidiaries, on a consolidated basis after giving effect to the effectiveness of this Agreement on the Effective Date, in substantially the form of Exhibit G hereto.
(vii)A certificate prepared by the chief financial officer of the Company certifying that the Company has, or substantially concurrently with the Effective Date will have, consummated the senior unsecured notes offering contemplated by the Company as disclosed to the Administrative Agent.
(d)The Administrative Agent shall have received pro forma Consolidated financial statements for the Company and its Subsidiaries, and projections prepared by management of the Company, of balance sheets, income statements and cash flow statements for the three year period following the Effective Date.
(e)The Administrative Agent shall have received (i) at least five Business Days (or such shorter period agreed to by the Administrative Agent in its sole discretion) for the Company and its Domestic Subsidiaries and (ii) at least fifteen Business Days (or such shorter period agreed to by the Administrative Agent in its sole discretion) for any Foreign Borrower, in each case prior to the Effective Date all documentation and other information about the Company and the other Credit Parties as has been reasonably requested in writing at least 10 Business Days prior to the Effective Date by the Administrative Agent that it (on behalf of itself and the Lenders) reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.
(f)Since December 31, 2017, no Material Adverse Effect has occurred.
SECTION 1.02.Conditions Precedent to Each Borrowing, Increase Date and Extension Date. The obligation of each Lender to make an Advance on the occasion of each Borrowing, each Commitment Increase and each extension of Commitments pursuant to Section 2.17 shall be subject to the conditions precedent that the Effective Date shall have occurred, the Administrative Agent shall have received the relevant Notice of Borrowing, request for Commitment Increase or request for Commitment Extension and on the date of such Borrowing, such Increase Date or such Extension Date the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, request for Commitment Increase, request for Commitment Extension and the acceptance by the applicable Borrower of the proceeds of such

Borrowing shall constitute a representation and warranty by the Borrowers that on the date of such Borrowing, such Increase Date or such Extension Date such statements are true):
(a)the representations and warranties contained in Section 4.01 are (1) with respect to representations and warranties that contain a materiality qualification in Section 4.01, true and correct and (2) with respect to all other representations and warranties, true and correct in all material respects, in each case, on and as of the date of such Borrowing, such Increase Date or such Extension Date, before and after giving effect to such Borrowing, such Increase Date or such Extension Date and to the application of the proceeds therefrom, as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date,
(b)no event has occurred and is continuing, or would result from such Borrowing, such Increase Date or such Extension Date or from the application of the proceeds therefrom, that constitutes a Default, and
(c)in the case of any Advance denominated in a Foreign Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders (in the case of any Advances to be denominated in a Foreign Currency) would make it impracticable for such Advance to be denominated in the relevant Foreign Currency.
SECTION 1.03.Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders and the Company of the occurrence of the Effective Date.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
SECTION 1.01.Representations and Warranties of the Credit Parties. Each Credit Party represents and warrants as follows:
(a)Each Credit Party is duly organized or registered, validly existing and (if applicable in its jurisdiction of incorporation) in good standing under the Applicable Laws of the jurisdiction of its incorporation or formation and is in compliance with all Applicable Laws (including any Anti-Corruption Laws and including compliance with respect to each Plan but excluding those laws referred to in clauses (j), (k) and (l) below), except to the extent such non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)The execution, delivery and performance by each Credit Party of this Agreement and each other Loan Document to which it is a party, and the consummation of the transactions contemplated hereby, are within such Credit Party’s capacity and corporate or other powers, have been duly and validly authorized by all necessary corporate or other action, and do not contravene (i) such Credit Party’s constitutional documents, charter or bylaws (or equivalent documents) or (ii) any Applicable Law, to include, in the case of any Credit Party incorporated under the laws of the Commonwealth of Australia, Chapter 2E or Part 2J.3 of the Corporations Act 2001 (Cwlth), or contractual restriction binding on or affecting such Credit Party, except in the case of clause (ii) to the extent such contravention would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due and valid execution, delivery and performance by any Credit Party of this Agreement or each other Loan Document to which it is a party, except such as have been obtained or made and are in full force and effect.
(d)This Agreement has been, and each other Loan Document when delivered hereunder will have been duly executed and delivered by each Credit Party party thereto. This Agreement is, and each other Loan Document when delivered will be, the legal, valid and binding obligation of each Credit Party party thereto enforceable against such Credit Party in accordance with their respective terms.
(e)The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2017, and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants, and the condensed consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2018, and the related condensed consolidated statements of operations and cash flows of the Company and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Company, copies of which have been furnished to each Lender, fairly present, subject in the case of said balance sheet as at March 31, 2018, and said statements of operations and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied.
(f)There is no pending or, to the knowledge of the Company, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) is pending or, to the knowledge of the Company, threatened as of the Effective Date and is reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.
(g)No Borrower is, and immediately after the application by any Borrower of the proceeds of each Advance will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(h)After giving effect to the application of the proceeds of each Advance, not more than 25% of the value of the assets of the Company and its Subsidiaries (as determined in good faith by the Company) subject to the provisions of Section 5.02(a) or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(d), will consist of or be represented by Margin Stock.
(i)All factual information furnished by or on behalf of the Company or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.
(j)Each of the Credit Parties and their Subsidiaries is in compliance with the FCPA. Neither the Company nor any of its Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Company or its Subsidiary or to any other Person, in each case in violation of the FCPA.
(k)None of the Company, any of its Subsidiaries or, to their knowledge, any of their respective directors or executive officers, is in violation of any Sanctions. None of the Company or any of its Subsidiaries, (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has assets located in Sanctioned Countries or (iii) derives its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities, except, in the case of clauses (ii) and (iii), (x) to the extent permitted under General License H issued by OFAC pursuant to the Iranian Transactions and Sanctions Regulations, 31 C.F.R. part 560, on January 16, 2016 or (y) as otherwise not in violation of any Sanctions or other Applicable Laws. To the knowledge of the Company or its Subsidiaries, none of their respective directors or executive officers is a Sanctioned Person or a Sanctioned Entity. No proceeds of any Advance will be used (x) to fund any operations in, finance any investments or activities in or with, or make any payments to, a Sanctioned Person or a Sanctioned Entity, except to the extent permissible for an individual or entity required to comply with Sanctions, (y) in violation of any applicable Sanctions or Anti-Corruption Law or (z) in any other manner that would cause any Lender to be in violation of any Sanctions.
(l)Neither the Company nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended. Neither the Company nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Credit Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.
(m)The Company or its Subsidiaries are the owner of, or have a valid leasehold interest in, all of their respective real and personal property material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, and none of such assets is subject to any Lien other than Permitted Liens or Liens permitted by Section 5.02(a).
(n)Each of the Credit Parties and its Subsidiaries has filed, or caused to be filed, all income Tax returns and all other Tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of Taxes shown thereon to be due (including interest and penalties) and (b) all other Taxes, fees, assessments and other governmental charges (including mortgage recording Taxes, documentary stamp Taxes and intangibles Taxes) owing by it, except (i) Taxes that are not yet delinquent, (ii) Taxes that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (iii) to the extent that failure to do so would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(o)Except as disclosed and except for instances that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the facilities and properties owned, leased or operated by the Credit Parties or any of their Subsidiaries (the “Properties”) are not contaminated with any Hazardous Materials in amounts or concentrations which (y) constitute a violation of, or (z) would reasonably be expected to subject any Credit Party to liability under any Environmental Law, (ii) the operations of the Credit Parties and/or their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, with all Environmental Laws, (iii) neither the Credit Parties nor their Subsidiaries have received any unresolved written notice alleging responsibility for a violation, non-compliance, liability or potential liability of any Credit Party under Environmental Laws regarding any of the Properties or the Business, nor do the Credit Parties or their Subsidiaries have knowledge that any such notice will be received or is being threatened, (iv) to the knowledge of the Credit Parties, Hazardous Materials have not been transported or disposed of by or on behalf of any Credit Party in violation of, or in a manner that could reasonably be expected to give rise to liability on behalf of any Credit Party, under any Environmental Law, and no Hazardous Materials have been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would reasonably be expected to give rise to liability on behalf of any Credit Party under, any Environmental Law and (v) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Credit Parties and their Subsidiaries, threatened, under any Environmental Law to which any Credit Party or any Subsidiary is or is expected to be named as a party with respect to the Properties or the business operated by the Credit Parties or any of their Subsidiaries, nor is any Credit Party or Subsidiary a party to any outstanding consent decrees or other decrees, consent orders, administrative orders or other orders, in each case, by or with any governmental entity, under any Environmental Law with respect to the Properties or the business operated by the Credit Parties or any of their Subsidiaries.
(p)Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan and (ii) neither any Borrower nor any of its ERISA Affiliates is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan. The present value of all accrued benefits under all Single Employer Plans taken in the aggregate (based on the assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is being made or deemed made, exceed by greater than $35,000,000 the value of the assets of such Plans taken in the aggregate allocable to such accrued benefits.
(q)Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) there are no strikes, walkouts, work stoppages or other labor difficulty pending or, to the knowledge of any Credit Party, threatened against any Credit Party and (ii) no unfair labor practice complaint is pending against any Credit Party or any of its Subsidiaries.
(r)As of the Effective Date, each Material Contract is, after giving effect to the transactions contemplated to occur on the Effective Date, in full force and effect.
(s)No Credit Party is an EEA Financial Institution.
ARTICLE V

COVENANTS OF THE CREDIT PARTIES
SECTION 1.01.Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Credit Parties will:

(a)Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all Applicable Laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws and, in the case of any Credit Party incorporated under the laws of the Commonwealth of Australia, Chapter 2E and Part 2J.3 of the Corporations Act 2001 (Cwlth), except, in each case, to the extent that any failures to so comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect; provided, however, that neither the Company nor any of its Subsidiaries shall be required to comply with any law, rule, regulation or order to the extent it is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained. The Company shall maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to ensure compliance with applicable Sanctions and Anti-Corruption Laws.
(b)Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all material Taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such Tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.
(c)Maintenance of Insurance. Maintain, and cause each of its Significant Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which each Credit Party or such Significant Subsidiary operates.
(d)Preservation of Corporate Existence, Etc. Preserve and maintain its corporate or other legal existence, rights (charter and statutory) and franchises if the loss or failure to maintain the same would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; provided, however, that the Company or any of its Subsidiaries may consummate any merger, consolidation or other transaction permitted under Section 5.02(b).
(e)Visitation Rights. At any reasonable time and from time to time on reasonable notice and at reasonable intervals, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, to visit the properties of the Company and any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and, during the continuance of any Default, to examine and make copies of and abstracts from the records and books of account of the Company and any of its Subsidiaries and (provided that an officer or officers of the Company are afforded a reasonable opportunity to be present) to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with their independent certified public accountants.
(f)Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.
(g)Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Significant Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that any failure to do so, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(h)Primary Business. Continue to be engaged primarily in lines of business as carried on at the date hereof or lines of business related, complementary or ancillary thereto.
(i)Reporting Requirements. Furnish to the Administrative Agent (who shall furnish to the Lenders):
(i)as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles and a certificate of the chief financial officer of the Company as to compliance with the terms of this Agreement, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;
(ii)as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited financial statements for such year for the Company and its Subsidiaries, containing the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and a certificate of the chief financial officer of the Company as to compliance with the terms of this Agreement, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;
(iii)as soon as possible and in any event within seven days after obtaining knowledge of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;
(iv)[reserved];
(v)promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(f);
(vi)such other information respecting the Company or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request; and
(vii)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation (including a Beneficial Ownership Certification) or other applicable anti-money laundering laws.

(j)Additional Subsidiaries; Additional Foreign Borrowers and Guarantors.
(i)If, after the Effective Date, any Person becomes a Material Domestic Subsidiary (whether as a result of an acquisition of a Material Domestic Subsidiary or otherwise) (with respect to any such Material Domestic Subsidiary, the date on which it becomes a Material Domestic Subsidiary, a “Guarantor Reference Date”), the Company shall, on or prior to the latest of (i) the date that is forty-five days after the Guarantor Reference Date, (ii) the first date after the Guarantor Reference Date on which an Advance is made or is outstanding and (iii) such later date as may be agreed by the Administrative Agent in its reasonable discretion, cause such Person to: (A) become a Guarantor of Borrower Obligations by delivering to the Administrative Agent a duly executed supplement to this Agreement or such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, (B) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 3.01(c) as may be reasonably requested by the Administrative Agent, (C) deliver to the Administrative Agent such updated Schedules to this Agreement as reasonably requested by the Administrative Agent with respect to such Person and (D) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(ii)The Company may, on 15 days’ notice to the Administrative Agent, elect to add as a Foreign Borrower under this Agreement any Subsidiary of the Company (A) that is organized under the laws of England, Wales, Scotland, Northern Ireland, Canada, Australia or Singapore or (B) that is organized under the laws of any other foreign jurisdiction with the consent of the Administrative Agent and each of the Lenders (in each case, in such Person’s sole discretion) on terms and conditions satisfactory to the Administrative Agent and each such Lender, so long as, in each case for any election described above in clause (ii)(A) or (ii)(B), (x) the Administrative Agent (on behalf of the Lenders pursuant to Section 7.01), the Company and the new Foreign Borrower have entered into a joinder agreement, in form and substance reasonably satisfactory to the Administrative Agent, which joinder agreement may include any amendment or other modification to this Agreement as is reasonably necessary to incorporate any terms required by the laws of the country in which such Foreign Borrower is organized, including, without limitation, terms necessary to make this Agreement enforceable against such Foreign Borrower under the laws of such country and to ensure the Advances, actions and obligations of the Lenders hereunder with respect to such Foreign Borrower will be permitted under the laws of such country, and (y) the Administrative Agent and the Lenders (1) have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation (including a Beneficial Ownership Certification), (2) are reasonably satisfied with the results of such documentation and other information and (3) have received items comparable to the deliverables provided to the Lenders with respect to the Company as of the Effective Date.
(iii)The Company may, on five Business Days’ notice to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion), terminate a Foreign Borrower’s status as such upon the execution by the Company and delivery to the Administrative Agent of a termination agreement, in form and substance reasonably satisfactory to the Administrative Agent, with respect to such Foreign Borrower; provided that no such termination agreement shall become effective as to any Foreign Borrower (other than to terminate its right to make further Borrowings under this Agreement) until all Advances made to the terminated Foreign

Borrower have been repaid and all amounts payable by such terminated Foreign Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by the terminated Foreign Borrower under any Loan Document) have been paid in full. The Administrative Agent will promptly notify the Lenders of any such termination of a Foreign Borrower’s status.
SECTION 1.02.Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, no Credit Party will:
(a)Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties (which for purposes of this subsection (a) shall be deemed not to include shares of the Company’s capital stock), whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:
(i)Permitted Liens;
(ii)Liens securing purchase money Debt, Liens on fixed or capital assets acquired, constructed or improved and capital lease obligations (and refinancings of any thereof) to the extent permitted under Section 5.02(d)(iii); provided, that (i) any such Lien attaches to such property prior to, concurrently with or within 90 days after the acquisition, construction, improvement or lease thereof and (ii) such Lien attaches solely to the property so acquired, constructed, improved or leased in such transaction;
(iii)the Liens existing on the Effective Date and described on Schedule 5.02(a) hereto;
(iv)any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(v)Liens securing Debt payable by a Subsidiary to a Credit Party;
(vi)other Liens securing Debt in an aggregate principal amount not to exceed at any time outstanding an amount equal to the greater of (i) $150,000,000 and (ii) 3.5% of the book value of the Consolidated Assets calculated as of the date of Lien incurrence; and
(vii)the replacement, extension or renewal of any Lien permitted by clauses (ii) (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount other than to the extent of any reasonable fees and expenses in connection with any such replacement, extension or renewal) of the Debt secured thereby.
(b)Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except:

(i)(A) any Wholly-Owned Subsidiary of the Company may be merged, amalgamated or consolidated with or into the Company (provided that the Company shall be the continuing or surviving entity) or (B) any Wholly-Owned Subsidiary of the Company may be merged, amalgamated or consolidated with or into any Guarantor (provided that the Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Guarantor and the Company shall comply with Section 5.01(j) in connection therewith);
(ii)(A) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Subsidiary and (B) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Domestic Subsidiary;
(iii)any Subsidiary of the Company may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Company or any Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;
(iv)(A) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Subsidiary and (B) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Domestic Subsidiary;
(v)any Subsidiary of the Company may merge with or into any Person; provided that in the case of any merger involving a Wholly-Owned Subsidiary that is a Guarantor, (x) a Guarantor shall be the continuing or surviving entity; (y) simultaneously with such transaction, the continuing or surviving entity shall become a Guarantor and the Company shall comply with Section 5.01(j) in connection therewith or (z) after giving effect to such merger, the surviving entity is not a Subsidiary of the Company and no longer a Guarantor;
(vi)any merger, consolidation, transfer or disposition that is the direct result of the Purdue Transaction; and
(vii)any Guarantor may dispose of all or substantially all of its assets to any other Person that is not the Company or any other Guarantor; provided that at the time of such disposition, the Company is in pro forma compliance with each of the financial covenants set forth in Section 5.03 after giving effect to such disposition;
provided that the Company may merge or consolidate with any other Person so long as the Company is the surviving entity and provided further that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.
(c)Accounting Changes; Material Contracts. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as permitted by generally accepted accounting principles and, in the case of any material change, concurred with by the Company’s independent public accountants. The Company will not, nor will it permit any Subsidiary to, amend, modify or waive, in any manner that would reasonably be expected to materially adversely affect the Lenders, any of its rights under any Material Contract without the prior written consent of the Required Lenders.

(d)Debt, Investments and Restricted Payments. Create, incur, assume or permit to exist any Debt or make any Investments or Restricted Payments, or permit any of its Subsidiaries to do the same, except:
(i)Debt arising or existing under this Agreement and the other Loan Documents;
(ii)Debt or Investments existing on the Effective Date and described on Schedule 5.02(d) hereto;
(iii)Debt of the Company and/or its Subsidiaries incurred after the Effective Date consisting of capital leases or Debt incurred to provide all or a portion of the purchase price or cost of acquisition of any real property and/or construction and improvements thereon or equipment or other fixed assets acquired or held by the Company and its Subsidiaries; provided that (i) such Debt when incurred shall not exceed the purchase price or cost of acquisition, construction or improvement of such asset(s); (ii) no such Debt shall be renewed, refinanced or extended for a principal amount in excess of the principal balance outstanding thereon at the time of such renewal, refinancing or extension (other than with respect to reasonable fees and expenses in connection with any such renewal, refinancing or extension); and (iii) the total amount of all such Debt shall not exceed $15,000,000 at any time outstanding;
(iv)Guarantees of any Debt otherwise permitted to be incurred hereunder;
(v)Unsecured intercompany Debt among the Credit Parties or between Non-Guarantor Subsidiaries;
(vi)Investments in, and loans to, any Credit Party;
(vii)Investments in, and loans to, any Non-Guarantor Subsidiary in an aggregate amount not to exceed $25,000,000 at any time outstanding;
(viii)Investments by any Non-Guarantor Subsidiary in another Non-Guarantor Subsidiary;
(ix)Permitted Investments;
(x)other Debt, Investments and Restricted Payments of the Company and its Subsidiaries; provided that at the time of the initial creation, incurrence or assumption thereof, the Company is in pro forma compliance with each of the financial covenants set forth in Section 5.03 after giving effect to such Debt, Investments and Restricted Payment, as applicable; provided further that any acquisition shall not be a “hostile” acquisition.
(e)Transactions with Affiliates. Enter into, or permit any of their Subsidiaries to enter into, any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate involving aggregate payments or consideration in excess of $5,000,000, except (i) transactions on terms and conditions not materially less favorable then would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate, (ii) transactions solely between or among the Company and/or any of its Subsidiaries, (iii) any Debt, Investment or Restricted Payment permitted by Section 5.02(d), and (iv) reasonable and customary compensation and reimbursements of expenses and indemnities provided to any director, officer or employee.

(f)Sale Leasebacks. Will not, nor permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not a Credit Party or (b) which any Credit Party or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by a Credit Party or a Subsidiary to another Person which is not a Credit Party in connection with such lease, in each case unless (i) any capital lease obligations arising in connection therewith are permitted under Section 5.02(d) and (ii) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such capital lease obligations) are permitted under Section 5.02(a).
(g)No Further Negative Pledges. Assume or become, or permit any of its Subsidiaries to assume or become, subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, to secure any Borrower Obligations, except (i) pursuant to this Agreement and the other Loan Documents, (ii) restrictions and conditions imposed by Applicable Law or existing on the Effective Date, (iii) pursuant to any document or instrument governing Debt incurred pursuant to Section 5.02(d)(iii); provided that any such restrictions apply only to the assets securing such Debt, (iv) in connection with any Permitted Lien or Lien permitted under Section 5.02(a) or any document or instrument governing any Permitted Lien or such other Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (v) customary restrictions contained in agreements relating to the sale of assets that are applicable solely pending such sale, provided that such restrictions and conditions apply only to the assets to be sold, (vi) restrictions imposed by agreements relating to Debt of any Subsidiary in existence at the time such Subsidiary became a Subsidiary, (vii) customary provisions in leases and other agreements restricting the assignment thereof, (viii) in the case of any Subsidiary that is not a Wholly-Owned Subsidiary, restrictions imposed by its organizational documents or any related joint venture or similar agreement; provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary and (ix) restrictions imposed by the definitive documentation related to the Company’s 5.75% unsecured notes due 2026 and any refinancing thereof on terms substantially similar to such unsecured notes.
SECTION 1.03.Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company and its Subsidiaries will maintain, as of the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2018:
(a)a Total Net Leverage Ratio of not greater than 3.50 to 1.00; and
(b)a Consolidated Interest Coverage Ratio of not less than 3.50 to 1.00.
ARTICLE VI

EVENTS OF DEFAULT
SECTION 1.01.Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)Any principal of any Advance shall not be paid when the same becomes due and payable (or, if any such failure is due solely to technical or administrative difficulties relating to the transfer of such principal payment, within two Business Days after the same becomes due and payable); or any interest on any Advance or any other fees or other amounts payable under this Agreement or any other Loan Document shall not be paid within three Business Days after the same becomes due and payable; or
(b)Any representation or warranty made by any Credit Party in any Loan Document or by any Credit Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or
(c)(i) Any Credit Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.16, 5.01(d) or (i)(iii), 5.02 or 5.03, or (ii) any Credit Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender; or
(d)(i) The Company and/or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (other than Non-Recourse Debt), individually or collectively, that is outstanding in a principal amount of at least $35,000,000 in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; provided that this clause (d)(ii) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt if the amount that becomes due is promptly paid; or
(e)Any Credit Party or any of the Company’s Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; a moratorium is declared in respect of any indebtedness of any Credit Party or any of the Company’s Significant Subsidiaries or any proceeding shall be instituted by or against any Credit Party or any of the Company’s Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization (by way of voluntary arrangement, scheme or otherwise), dissolution, administration, judicial management, provisional supervision, arrangement, adjustment, protection, relief, or composition of it or its debts or any analogous procedure or step taken under any Debtor Relief Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, judicial manager, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or in such proceeding the entry of an order for relief against, or the appointment of a receiver, trustee, custodian, judicial manager, administrator, administrative receiver, compulsory manager, provisional supervisor, liquidator or other similar official for, it or for any substantial part of its property shall occur or, in the case of any Foreign Borrower formed under the laws of Australia, any corporate action or legal proceedings are taken in relation to the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of it or any of its assets; or any Credit Party or any of the Company’s Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f)Any judgment or order of a court of competent jurisdiction for the payment of money in excess of $35,000,000 shall be rendered against any Credit Party or any of the Company’s Significant Subsidiaries, such judgment shall not be satisfied or otherwise discharged and either (i) enforcement proceedings shall have been legally commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (y) such insurer, which shall be rated at least “A-” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or
(g)Any Person or two or more Persons acting in concert (other than the Graham Interests) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Company and such combined voting power exceeds the then current voting power of the Voting Stock of the Company (or other securities convertible into such Voting Stock) controlled by the Graham Interests; or
(h)Any Credit Party or any of its ERISA Affiliates shall incur liability as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of any Credit Party or any of its ERISA Affiliates from a Multiemployer Plan or a determination that a Multiemployer Plan is in “endangered” or “critical” status within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA; or (iii) the reorganization, insolvency or termination of a Multiemployer Plan; provided that, in the event of any of the above and, in the reasonable opinion of the Required Lenders, such liability would reasonably be likely to result in a Material Adverse Effect, provided, further, that any such liability in an amount not to exceed $35,000,000 shall be deemed not to be reasonably likely to result in a Material Adverse Effect;
(i)At any time after the execution and delivery thereof, any Loan Document, for any reason other than the satisfaction in full of all Borrower Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Loan Document to which it is a party; or
(j)At any time after the Effective Date, the Guaranty, for any reason other than the satisfaction in full of all Borrower Obligations, shall cease to be in full force and effect (other than in accordance with its terms or the terms hereof) or shall be declared to be null and void, or any Credit Party shall contest the validity or enforceability of the Guaranty in writing;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Credit Party, and (iii) shall at the request, or may with the consent, of the Required Lenders, exercise such other rights and remedies as provided under the Loan Documents and under Applicable Laws; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Credit Party under any Debtor Relief Laws, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Credit Party.
ARTICLE VII

THE ADMINISTRATIVE AGENT
SECTION 1.01.Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wells Fargo Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except as provided in Section 7.07, neither the Company nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 1.02.Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 1.03.Exculpatory Provisions.
(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative

Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by any Borrower or a Lender.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 1.04.Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 1.05.Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Credit Parties), ratably according to their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Credit Parties.
SECTION 1.06.Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of this credit facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
SECTION 1.07.Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders or the Company, on behalf of the Borrowers, may, to the extent permitted by Applicable Law, by notice in writing to the Company, if being done by the Required Lenders, and such Person, remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders or the Company, on behalf of the Borrowers, as applicable, and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article, Section 7.10 and Section 9.04 and shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
SECTION 1.08.Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 1.09.No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.
SECTION 1.10.Guaranty Matters. Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under any Loan Documents if such Person ceases to be a Material Domestic Subsidiary as a result of a transaction permitted under the Loan Documents. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under this Agreement pursuant to this Section 7.10. In each case as specified in this Section 7.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to release such Guarantor from its obligations under this Agreement, in each case in accordance with the terms of the Loan Documents and this Section 7.10.
SECTION 1.11.Erroneous Payments.
(a)Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment

Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 7.11(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in Same Day Funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Advances (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.07 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 7.11 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Borrower Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower or any other Credit Party for the purpose of making for a payment on the Borrower Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Borrower Obligations, the Borrower Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)Each party’s obligations under this Section 7.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) under any Loan Document.
(g)Nothing in this Section 7.11 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
SECTION 1.12.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances or the Commitments or this Agreement;
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Advances or the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent and its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE VIII

GUARANTY
SECTION 1.01.The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Advances hereunder, each of the Guarantors and the Company hereby agrees with the Administrative Agent, the Lenders as follows: (a) each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Borrower Obligations hereunder and under the other Loan Documents and (b) the Company hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Foreign Borrower Obligations hereunder and under the other Loan Documents.
If any or all of the indebtedness becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, or their respective order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Borrower Obligations. The Guaranty set forth in this Article VIII is a guaranty of payment when due and not of collection. The word “indebtedness” is used in this Article VIII in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrowers, including specifically all Borrower Obligations, arising in connection with this Agreement or the other Loan Documents, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether any Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter becomes otherwise unenforceable.
Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, the Bankruptcy Code).
SECTION 1.02.Bankruptcy. Additionally: (a) each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Borrower Obligations of any Borrower to the Lenders whether or not due or payable by any Borrower upon the occurrence of any bankruptcy, reorganization, arrangement, moratorium or other proceeding or procedure under any Debtor Relief Law and unconditionally promises to pay such Borrower Obligations to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States, and (b) the Company unconditionally and irrevocably guarantees jointly and severally the payment of any and all Foreign Borrower Obligations of any Foreign Borrower to the Lenders whether or not due or payable by any Foreign Borrower upon the occurrence of any bankruptcy, reorganization, arrangement, moratorium or other proceeding or procedure under any Debtor Relief Law and unconditionally promises to pay such Foreign Borrower Obligations to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that any Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to any Borrower or a Guarantor, the estate of any Borrower or a Guarantor, a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.
For the avoidance of doubt, no Foreign Borrower shall guaranty or be liable for any Borrower Obligations of the Company, any of its Domestic Subsidiaries or any other Foreign Borrower.
SECTION 1.03.Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the relevant Borrower Obligations whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the

Borrower Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the applicable Borrower Obligations which the Administrative Agent or such Lenders provides to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.
SECTION 1.04.Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or any applicable Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or any applicable Borrower and whether or not any other Guarantor or any other Borrower is joined in any such action or actions.
SECTION 1.05.Authorization. Each of the Guarantors authorizes the Administrative Agent, each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Borrower Obligations, the Foreign Borrower Obligations or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty, the Borrower Obligations or the Foreign Borrower Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, Borrowers or other obligors.
SECTION 1.06.Reliance. It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of any Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Borrower Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
SECTION 1.07.Waiver.
(a)Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s or any Lender’s rights whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party other than payment in full of the Borrower Obligations or the Foreign Borrower Obligations, as applicable (other than, in either case, contingent indemnification obligations for which no claim has been made or cannot be reasonably identified by an Indemnified Party based on the then-known facts and circumstances), including, without limitation, any defense based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the unenforceability of the Borrower Obligations or the Foreign Borrower Obligations, as applicable, or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Borrower Obligations or the Foreign Borrower Obligations, as applicable. The Administrative Agent may, at its election, exercise any right or remedy the Administrative Agent or any Lender may have against any Borrower or any other party without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Borrower Obligations or the Foreign Borrower

Obligations, as applicable, have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against any Borrower or any other party.
(b)Each of the Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Borrower Obligations or the Foreign Borrower Obligations, as applicable. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Borrower Obligations or the Foreign Borrower Obligations, as applicable, and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.
(c)Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lenders against any Borrower or any other guarantor of the Borrower Obligations or the Foreign Borrower Obligations, as applicable, owing to the Lenders (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Borrower Obligations or the Foreign Borrower Obligations, as applicable, shall have been paid in full and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Borrower Obligations or the Foreign Borrower Obligations, as applicable, and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the Borrower Obligations or the Foreign Borrower Obligations, as applicable, until such time as the Borrower Obligations or the Foreign Borrower Obligations, as applicable (other than, in either case, contingent indemnification obligations for which no claim has been made or cannot be reasonably identified by an Indemnified Party based on the then-known facts and circumstances) shall have been paid in full and the Commitments have been terminated.
SECTION 1.08.Limitation on Enforcement. The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.
SECTION 1.09.Confirmation of Payment. The Administrative Agent and the Lenders will, upon request after payment of the Borrower Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Company, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 8.02.

ARTICLE IX

MISCELLANEOUS
SECTION 1.01.Amendments, Etc. No amendment or waiver of any provision of any Loan Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 3.01, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances that shall be required for the Lenders or any of them to take any action hereunder (including the definition of “Required Lenders”), (iii) amend this Section 9.01, (iv) release (A) all of the Guarantors or (B) Guarantors comprising substantially all of the credit support for the Borrower Obligations, in any case, from the Guaranty hereunder (other than as authorized in Section 7.10), without the written consent of each Lender, (v) change any pro rata payment provisions, including as provided in Section 2.15, (vi) amend the definition of “Foreign Currency” or (vii) change any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder without the written consent of each Lender; and (b) no amendment, waiver or consent shall, unless in writing and signed by each Lender directly and adversely affected thereby, do any of the following: (i) increase or extend the Commitments of such Lender, (ii) reduce the principal of, or interest on, the Advances or any fees or other amounts payable to such Lender hereunder or (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable to such Lender hereunder, provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. The Administrative Agent and the Borrowers may, without the consent of any Lender, enter into amendments or modifications of this Agreement or any other Loan Document as the Administrative Agent deems reasonably appropriate in order to implement (1) the terms of Section 2.20 in accordance with the terms of Section 2.20 and (2) the terms related to a new Foreign Borrower contemplated by Section 5.01(j)(ii).
SECTION 1.02.Notices, Etc. Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)if to the Company or any other Credit Party, to it at Graham Holdings Company, 1300 North 17th Street, Suite 1700, Arlington, VA 22209, Attention of Treasurer – Daniel J. Lynch (Facsimile No. 703-345-6299; Telephone No. 703-345-6410; email: daniel.lynch@ghco.com);
(ii)if to the Administrative Agent, to Wells Fargo Bank, National Association, as Administrative Agent at 1525 W. W.T. Harris Blvd., 1st Floor, Charlotte, NC 28262-8522, with a copy to Wells Fargo Bank, National Association, 7475 Wisconsin Avenue, Suite 400, Bethesda, MD 20814, Attention of Barbara Angel; and
(iii)if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company, on or behalf of itself or any other Credit Party, may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)Platform.
(i)The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrowers, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrowers’ or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Borrower provides to the

Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 1.03.No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.
SECTION 1.04.Costs and Expenses. The Company and the Guarantors, jointly and severally, agree to pay on demand all reasonable and documented (in summary form) legal and other out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation and duplication expenses, and (B) the reasonable fees, charges and disbursements of counsel for the Administrative Agent (limited in the case of legal expenses, to one firm of counsel (and one local counsel in each applicable jurisdiction and any reasonably necessary specialty area counsel)) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Company and the Guarantors, jointly and severally, further agree to pay on demand all reasonable and documented (in summary form) legal or other out-of-pocket costs and expenses of the Administrative Agent and the Lenders, if any (limited in the case of legal expenses, to one firm of counsel (and one local counsel in each applicable jurisdiction and any reasonably necessary specialty area counsel)), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).
(b)The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and documented (in summary form) legal and other out-of-pocket fees and expenses (limited, in the case of legal expenses, to one firm of counsel for all Indemnified Parties taken as a whole (and one local counsel in each applicable jurisdiction and any reasonably necessary specialty area counsel for all Indemnified Parties taken as a whole and, in the event of any actual conflict of interest, one additional counsel of each type to each group of similarly affected Indemnified Parties)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Advances, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or related expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or any of its Related Parties or breach of a material obligation by such Indemnified Party or any of its Related Parties under this Agreement.

(c)If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance or Term RFR Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.09, 2.10 or 2.12, acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of an Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Company pursuant to Section 2.19, the applicable Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.
(d)Without prejudice to the survival of any other agreement of any Credit Party hereunder, the agreements and obligations of any Credit Party contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder.
SECTION 1.05.Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Credit Party against any and all of the obligations of any Credit Party now or hereafter existing under this Agreement held by such Lender, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured, and regardless of the place of payment, booking branch or currency of either obligation. If the obligations subject to set off are in different currencies, the Lender or its Affiliate may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. Each Lender agrees promptly to notify the applicable Credit Party, after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.
SECTION 1.06.Binding Effect. This Agreement shall become effective upon satisfaction of the conditions precedent set forth in Section 3.01 and thereafter shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender and their respective successors and assigns, except that no Credit Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender (and any other attempted assignment or transfer by any Credit Party shall be null and void).
SECTION 1.07.Assignments and Participations. Successors and Assigns Generally. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time and, if demanded by the Company in accordance with Section 2.17 or 2.19 at a time when no Default has occurred and is continuing upon at least five Business Days’ notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it, in each case under any Tranche); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it, in each case under any Tranche, no minimum amount need be assigned; and
(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default pursuant to clause (a) or (e) of Section 6.01 has occurred and is continuing, the Company, on behalf of the Borrowers, otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment of any Tranche assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a proportionate part of all of its rights and obligations among separate Facilities or Tranches on a non-pro rata basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)the consent of the Company, on behalf of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default pursuant to clause (a) or (e) of Section 6.01 has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender or an Affiliate of a Lender organized in the United States; provided that the Company, on behalf of the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment or an Affiliate of such Lender;
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that no such processing and recordation fee shall be paid in connection with an assignment made pursuant to Section 2.19. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) any person that is not an Eligible Assignee or (B) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11 and 9.04, and subject to the obligations of Section 7.05, in each case, with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assumption Agreement and each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments (including the relevant Tranche) of, and principal amounts of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, on behalf of the Borrowers, and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Credit Party or the Administrative Agent, sell participations to any Person (other than a natural Person or any Credit Party or any of their Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i)

such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 7.05 with respect to any payments made by such Lender to its Participant(s). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Multicurrency Tranche Commitments, US Tranche Commitments or other obligations under this Agreement (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(e)Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (b)(ii) and (iii) of the first proviso of Section 9.01 that directly and adversely affects such Participant. The Borrowers agree that, subject to paragraph (f) below, each Participant shall be entitled to the benefits of Sections 2.11 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender.
(f)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.11 and 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s, on behalf of the Borrowers, prior written consent; provided that the Participant shall be subject to the provisions of Sections 2.15 and 2.19. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each Borrower, to comply with Section 2.14(e) as though it were a Lender.
(g)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 1.08.Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Company, on behalf of the Borrowers, except that Confidential Information may be disclosed (a) to the Administrative Agent’s or such Lender’s Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder; or (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its Subsidiaries or this credit facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities.
SECTION 1.09.Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
SECTION 1.10.Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 1.11.Jurisdiction, Etc. Each Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Credit Party or its properties in the courts of any jurisdiction.
(b)Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 1.12.Patriot Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act.
SECTION 1.13.Waiver of Jury Trial. Each of the Credit Parties, the Administrative Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any other Loan Document or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.
SECTION 1.14.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 1.15.Amendment and Restatement. This Agreement is intended to amend and restate the Existing Credit Agreement, without novation, with the Commitments set forth herein and the Lenders party hereto. The applicable Credit Parties hereby ratify, affirm and acknowledge all of their obligations in respect of the Existing Credit Agreement and the related documents and agreements delivered by them thereunder, as amended by this Agreement. The Lenders hereby agree that the commitments with respect to the Existing Credit Agreement are amended and restated to be the Commitments of this Agreement and hereby waive, on the Effective Date only, any pro rata payment provisions of this Agreement to the extent any such payments are required to repay any obligations owing to any lender under the Existing Credit Agreement that will not continue as a Lender under this Agreement.
SECTION 1.16.Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be the Spot Rate. The obligation of any Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, each Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Company, for itself or another Borrower (or to any other Person who may be entitled thereto under Applicable Law).
SECTION 1.17.Appointment of the Company. Each Foreign Borrower hereby irrevocably appoints the Company as its agent to act as specified in the Loan Documents, and the Company hereby accepts such appointment. Each Foreign Borrower hereby irrevocably authorizes and directs the Company to take on its behalf all actions required of such Person under the Loan Documents, and to exercise all powers and to perform all duties of such Person thereunder, including, (a) to submit and receive all certificates, notices, elections and communications and (b) to receive and disburse the proceeds of all Advances. Any of the foregoing taken or received by the Company on behalf of any Foreign Borrower will be deemed for all purposes to have been taken or received by such Foreign Borrower and will be binding on such Person to the same extent as if directly taken or received by such Foreign Borrower.
SECTION 1.18.Lender-Specific Provisions. Bank of America Merrill Lynch International is a designated Affiliate of Bank of America, N.A. for the purpose of lending to certain Foreign Borrowers. Any reference to "Bank of America Merrill Lynch International Limited" is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with Chapter II, Title II of Directive (EU) 2017/1132 (which repeals and codifies the Cross-Border Mergers Directive (2005/56/EC)), as implemented in the United Kingdom and Ireland. Notwithstanding anything to the contrary in any Loan Document, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.
SECTION 1.19.Australian Code of Banking Practice. The Australian Bankers' Association Code of Banking Practice does not apply to the Loan Documents and the transactions under them.

SECTION 1.20.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 9.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
COMPANY:                    GRAHAM HOLDINGS COMPANY

By
Name:    Wallace R. Cooney
Title:    Chief Financial Officer

GUARANTORS:                GRAHAM MEDIA GROUP, INC.

By:
Name:
Title:

GRAHAM MEDIA GROUP, FLORIDA, INC.

By:
Name:
Title:

GRAHAM MEDIA GROUP, HOUSTON, INC.

By:
Name:
Title:

GRAHAM MEDIA GROUP, MICHIGAN, INC.

By:
Name:
Title:

GRAHAM MEDIA GROUP, ORLANDO, INC.

By:
Name:
Title:

GRAHAM MEDIA GROUP, SAN ANTONIO, INC.

By:
Name:
Title:

GROUP DEKKO INC.

By:
Name:
Title:

GROUP DEKKO HOLDINGS INC.

By:
Name:
Title:

FRTW HOLDINGS LLC

By:
Name:
Title:

KAPLAN, INC.

By:
Name:
Title:

IOWA COLLEGE ACQUISITION, LLC

By:
Name:
Title:

DF INSTITUTE, LLC

By:
Name:
Title:

KAPLAN INTERNATIONAL NORTH AMERICA, LLC

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

By
Name:
Title:

Initial Lenders

JPMORGAN CHASE BANK, N.A.

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By
Name:
Title:

BANK OF AMERICA, N.A.

By
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By
Name:
Title:

THE BANK OF NEW YORK MELLON

By
Name:
Title:

PNC BANK CANADA BRANCH,
as PNC Bank, National Association’s Applicable Lending Office for Multicurrency Tranche Advances made to any Foreign Borrower organized under the laws of Canada

By
Name:
Title: